THE
PENN
DISTRICT

VORNADO
REALTY TRUST

SUPPLEMENTAL OPERATING AND FINANCIAL DATA

For the Quarter and Year Ended
December 31, 2025

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this supplemental package. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. Currently, some of the factors are interest rate fluctuations and the effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2025. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this supplemental package. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this supplemental package. This supplemental package includes certain non-GAAP financial measures, which are accompanied by what Vornado Realty Trust and subsidiaries (the "Company") considers the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These include Funds From Operations ("FFO"), Funds Available for Distribution ("FAD"), Net Operating Income ("NOI") and Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"). Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this supplemental package. Definitions of these non-GAAP financial measures and statements of the reasons why management believes the non-GAAP measures provide useful information to investors about the Company's financial condition and results of operations, and, if applicable, the purposes for which management uses the measures, can be found in the Definitions section of this supplemental package on page i in the Appendix.
This supplemental package should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 which can be accessed at the Company’s website www.vno.com.

BUSINESS DEVELOPMENTS
Acquisitions
3 East 54th Street
On January 7, 2026, we acquired 3 East 54th Street, a demolition-ready asset situated on 18,400 square feet of land, for $141,000,000. Previously, in July 2025, we purchased the $35,000,000 A-Note secured by the property at par plus accrued interest, and in August 2024, we purchased the $50,000,000 B-Note secured by the property. The A-Note and B-Note were in default. The $107,000,000 loan balance, including default interest and advances, was credited towards the purchase price.
3 East 54th Street is located between Fifth Avenue and Madison Avenue on 54th Street, adjacent to the St. Regis Hotel and our Upper Fifth Avenue retail properties. The land is zoned for approximately 232,500 buildable square feet as-of-right, and we intend to promptly demolish the existing buildings on the site.
623 Fifth Avenue
On September 4, 2025, we purchased the 623 Fifth Avenue office condominium, a 36-story, 383,000 square foot building situated above the flagship Saks Fifth Avenue department store, for $218,000,000. At closing, we borrowed $145,420,000 under our revolving credit facility to partially finance the acquisition. We are redeveloping the asset into a premier, boutique office building. We expect to complete the redevelopment for delivery to tenants in 2027.
Dispositions
512 West 22nd Street
On August 14, 2025, a joint venture, in which we own a 55.0% interest, completed the sale of 512 West 22nd Street, a 173,000 square foot office building, for $205,000,000. The joint venture used a portion of the proceeds to repay the $122,930,000 mortgage loan encumbering the property. We received net proceeds of $37,900,000 and recognized a financial statement net gain of $11,002,000, which is included in “income from partially owned entities” on our consolidated statements of income.
49 West 57th Street
On June 26, 2025, a joint venture, in which we own a 50.0% interest, completed the sale of the 49 West 57th Street commercial condominium. We received net proceeds of $8,650,000 and recognized a financial statement net gain of $2,527,000 which is included in "income from partially owned entities" on our consolidated statements of income.
220 Central Park South
During the year ended December 31, 2025, we closed on the sale of three condominium units and ancillary amenities at 220 Central Park South (“220 CPS”) for net proceeds of $37,374,000, resulting in a financial statement net gain of $21,080,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $4,051,000 of income tax expense was recognized on our consolidated statements of income. One unit remains unsold.
Canal Street Condominium Units
During the year ended December 31, 2025, we closed on the sale of eight residential and two retail condominium units at 304-306 Canal Street and 334 Canal Street for net proceeds of $32,613,000, resulting in a financial statement net gain of $14,211,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. All units have been sold.
666 Fifth Avenue (Fifth Avenue and Times Square JV)
On January 8, 2025, the Fifth Avenue and Times Square JV completed the sale to UNIQLO of the portion of its U.S. flagship store at 666 Fifth Avenue owned by the joint venture for $350,000,000 and realized net proceeds of $342,000,000. The net proceeds were used to partially redeem Vornado’s preferred equity on the asset. The joint venture continues to own 23,832 square feet of retail space (7,416 square feet at grade) at 666 Fifth Avenue consisting of the Abercrombie & Fitch and Tissot stores. We recognized a financial statement gain of $76,162,000, which is included in “income from partially owned entities” on our consolidated statements of income.

BUSINESS DEVELOPMENTS
Financing Activity
One Park Avenue
On February 9, 2026, we completed a $525,000,000 refinancing of One Park Avenue, a 945,000 square foot Manhattan office building. The five-year interest-only loan matures in February 2031 and bears interest at a rate of SOFR plus 1.78%. The loan replaced the previous $525,000,000 loan that bore interest at SOFR plus 1.22% and was scheduled to mature in March 2026.
61 Ninth Avenue
On February 2, 2026, a joint venture, in which we have a 45.1% interest, entered into a seven-month extension with the lenders on the $167,500,000 mortgage loan encumbering 61 Ninth Avenue and simultaneously paid down the principal balance by $12,500,000 to $155,000,000. The loan was previously scheduled to mature in January 2026. The non-recourse interest only loan bears interest at a rate of SOFR plus 2.45% and matures in August 2026, with a three-month extension option subject to certain conditions.
825 Seventh Avenue Office Condominium
On January 26, 2026, a joint venture, in which we have a 50.0% interest, entered into a nine-month extension with the lenders on the $54,000,000 mortgage loan encumbering the office condominium of 825 Seventh Avenue and simultaneously paid down the principal balance by $6,000,000 to $48,000,000. The loan was previously scheduled to mature in January 2026. The non-recourse interest only loan bears interest at a rate of SOFR plus 2.75% and matures in October 2026, with a fifteen-month extension option subject to loan-to-value and debt yield requirements.
7 West 34th Street
On January 23, 2026, a joint venture, in which we have a 53.0% interest, completed a $250,000,000 refinancing of 7 West 34th Street, a 477,000 square foot Manhattan office and retail building. The non-recourse, five-year interest-only mortgage loan matures in February 2031 and has a fixed rate of 5.79%. The joint venture paid down by $50,000,000 the prior $300,000,000 full-recourse loan that bore interest at 3.65% and was scheduled to mature in June 2026. The loan was paid down using property-level reserves and a $25,000,000 member loan from Vornado which accrues interest at 16.00% and receives priority on distributions.
Senior Unsecured Notes Due 2033
On January 14, 2026, we completed a public offering of $500,000,000 5.75% senior unsecured notes due February 1, 2033 (“2033 Notes”). Interest on the senior unsecured notes is payable semi-annually on February 1 and August 1, commencing August 1, 2026. The 2033 Notes were sold at 99.824% of their face amount to yield 5.78%. A portion of the $494,000,000 net proceeds from the 2033 Notes will be used to repay our $400,000,000 senior unsecured notes due June 2026 at maturity.
2031 Revolving Credit Facility
On January 7, 2026, we completed a $1.105 billion refinancing of one of our two revolving credit facilities. On February 4, 2026, the facility was upsized to $1.130 billion. The $1.130 billion amended facility currently bears interest at a rate of SOFR plus 1.05% and is scheduled to mature in February 2031 (as fully extended). The facility fee is 25 basis points. The facility replaced the previous $1.25 billion revolving credit facility which was scheduled to mature in December 2027.
2029 Revolving Credit Facility
On January 7, 2026, we upsized our $915,000,000 revolving credit facility that matures in April 2029 (as fully extended) to $1.0 billion. The credit facility currently bears interest at a rate of SOFR plus 1.16% and has a facility fee of 0.24%.
Unsecured Term Loan
On January 7, 2026, we completed a refinancing of our unsecured term loan and upsized the loan amount to $850,000,000. The loan bears interest at SOFR plus 1.20% and matures in February 2031 (as fully extended). The loan replaced the previous $800,000,000 term loan which bore interest at SOFR plus 1.25% and was scheduled to mature in December 2027.

BUSINESS DEVELOPMENTS
Financing Activity - continued
Alexander's Inc. ("Alexander's")
On December 23, 2025, Alexander’s entered into an agreement to restructure the $300,000,000 mortgage loan on the retail condominium portion of 731 Lexington Avenue, which previously bore interest at SOFR plus 1.51%. The restructured loan was split into (i) a $132,500,000 senior A-Note that was purchased by a wholly owned subsidiary of Alexander’s, which bears interest at a fixed rate of 7.00% and (ii) a $167,500,000 junior C-Note held by the lenders of the original loan, which accrues PIK interest at 4.55%. In addition, Alexander’s has the right to fund operating shortfalls, interest on the A-Note and capital for re-leasing at the property through a B-Note, which will be junior to the A-Note and senior to the C-Note. The B-Note bears interest at a fixed rate of 13.50%, except for loan amounts above $65,000,000 used to pay interest on the A-Note, which will bear interest at a fixed rate of 7.00%. The restructured loan matures in December 2035.
On December 5, 2025, Alexander’s completed a $175,000,000 refinancing of Rego Park II shopping center, located in Queens, New York. The five-year interest-only loan matures in December 2030 and bears interest at a rate of SOFR plus 2.00%. Alexander’s paid down by $23,544,000 the prior $198,544,000 loan that bore interest at a rate of SOFR plus 1.45% and was scheduled to mature in December 2025.
888 Seventh Avenue
On December 10, 2025, the $244,543,000 non-recourse mortgage loan on 888 Seventh Avenue matured and was not repaid, at which time the lenders declared an event of default. The loan currently bears interest at a rate of SOFR plus 1.80% and provides for additional default interest of 3.00%. The default interest was waived for a ninety-day period. We have executed a term sheet with the lenders pursuant to which the lenders will forebear from exercising their remedies and will waive default interest until February 2027, subject to certain conditions. There can be no assurance that the forbearance agreement will be completed.
650 Madison Avenue
In October 2025, a joint venture, in which we own a 22.2% interest, received a notice of default (the “Notice”) on the $800,000,000 non-recourse mortgage loan secured by 650 Madison Avenue, a 601,000 square foot Manhattan office and retail property. The Notice asserted that the joint venture was in default under the loan agreement due to its failure to pay the full interest and reserve amounts due and owing under the loan agreement and that the joint venture’s obligations became immediately due and payable. In November 2025, the joint venture cured the default and the loan is currently in good standing.
As previously announced in the fourth quarter of 2022, Vornado wrote off its entire investment in 650 Madison Avenue and accordingly carries this investment at zero on its balance sheet and, since then, no longer records its share of net income (loss) from this investment. Metrics presented throughout our Financial Supplement exclude our 22.2% interest in 650 Madison Avenue.
4 Union Square South
On August 12, 2025, we completed a $120,000,000 refinancing of 4 Union Square South, a 204,000 square foot Manhattan retail property. The ten-year interest-only loan matures in September 2035 and has a fixed rate of 5.64%. The loan replaced the previous $120,000,000 loan that bore interest at SOFR plus 1.50% and was scheduled to mature in August 2025.
PENN 11
On July 16, 2025, we completed a $450,000,000 refinancing of PENN 11, a 1,200,000 square foot Manhattan office building. The five-year interest-only loan matures in August 2030 and has a fixed rate of 6.35%. We paid down by $50,000,000 the prior $500,000,000 loan that bore interest at a rate of SOFR plus 2.06% (swapped to an all-in fixed rate of 6.28%) and was scheduled to mature in October 2025. The swap was terminated at the time of refinancing, and we received $130,000 of proceeds.
Independence Plaza
On June 5, 2025, a joint venture, in which we have a 50.1% interest, completed a $675,000,000 refinancing of Independence Plaza, a 1,328 unit residential complex in the Tribeca submarket of Manhattan. The interest-only non-recourse loan bears interest at a fixed rate of 5.84% and matures in June 2030. The loan replaced the previous $675,000,000 loan that was scheduled to mature in July 2025 and bore interest at 4.25%.
Sustainability Margin Adjustment
In April 2025, we qualified for a sustainability margin adjustment on our unsecured term loan and revolving credit facilities by achieving certain KPI metrics, which reduced our interest rate by 0.05% and 0.04%, respectively. Following the January 2026 refinancing of our 2031 revolving credit facility and unsecured term loan, we expect to requalify for this interest rate reduction in April 2026 and we continue to qualify for this interest rate reduction on our existing 2029 revolving credit facility.

BUSINESS DEVELOPMENTS
Financing Activity - continued
1535 Broadway (Fifth Avenue and Times Square JV)
On April 14, 2025, the Fifth Avenue and Times Square JV completed a $450,000,000 financing of 1535 Broadway. The interest-only non-recourse loan bears interest at a fixed rate of 6.90% and matures in May 2030. After transaction costs and reserves, $407,000,000 of the net proceeds from the financing were used to partially redeem Vornado’s preferred equity on the asset.
Senior Unsecured Notes due 2025
We repaid our $450,000,000 3.50% senior unsecured notes on their January 15, 2025 maturity date.
350 Park Avenue
On December 18, 2025, an affiliate of Kenneth C. Griffin, Citadel Enterprise Americas LLC’s (“Citadel”) Founder and CEO (“KG”), exercised an option to acquire at least a 60% interest in a joint venture (the “350 Park JV”) that would develop the 350 Park Avenue site (the “Investment Option”). Vornado and the Rudin Family, via a joint venture (the “Vornado/Rudin JV”), have the option to acquire an interest between 23% and 40% in the 350 Park JV (with Vornado having an effective ownership ranging from 21% to 36%). 350 Park JV would combine 350 Park Avenue with 39 East 51st Street (owned by the Vornado/Rudin JV) and 40 East 52nd Street (owned by the Rudin Family) to build a new 1,850,000 square foot office tower (the “350 Park Site”) with Citadel as the anchor tenant. The Vornado/Rudin JV has until July 2026 to determine whether to enter into the 350 Park JV with KG or to exercise the option to put the 350 Park Site to KG for $1.2 billion ($900,000,000 to Vornado). The Investment Option closing is subject to the satisfaction of certain conditions.
770 Broadway
On May 5, 2025, we completed a master lease with New York University (“NYU”) to lease 1,076,000 square feet at 770 Broadway, on an “as is”, triple net basis for a 70-year lease term. Under the terms of the master lease, a rental agreement under Section 467 of the Internal Revenue Code, NYU made a prepaid lease payment of $935,000,000, and will also make annual lease payments of $9,281,000 during the lease term. NYU has an option to purchase the leased premises in both 2055 and at the end of the lease term in 2095. NYU assumed the existing office leases at the property.
We used a portion of the prepaid lease payment to repay the $700,000,000 mortgage loan which previously encumbered the property.
We retained the 92,000 square feet retail condominium leased to Wegmans.
In connection with the transaction, we recorded a gain on sales-type lease of $803,248,000.
PENN 1 Ground Rent Reset Determination
On April 22, 2025, an arbitration panel (the “Panel”) appointed to determine the ground rent payable by Vornado’s subsidiary for the PENN 1 land parcel for the 25-year period beginning June 17, 2023 determined that the annual rent payable will be $15,000,000 or $20,220,000, depending on the outcome of litigation described in the following paragraph. On July 21, 2025, the ground lessor filed a motion in New York County Supreme Court to vacate the Panel’s ground rent determination. On October 31, 2025, the court granted the ground lessor’s motion. We believe the decision is without merit and are appealing the court’s decision.
Further, litigation is currently pending between the parties in New York County Supreme Court regarding the existence of a sublease potentially affecting the value of the land parcel. The court denied our motion to dismiss that action and, in January 2026, the appellate court affirmed that decision. That sublease litigation is now continuing in front of the lower court. Under the Panel’s decision (assuming the aforementioned vacatur decision that we are appealing is reversed), if the fee owner prevails in a final judgment in that litigation, the annual rent for the 25-year term will be $20,220,000, retroactive to June 17, 2023.
We were accruing $26,205,000 per annum of ground rent based on a previous estimate and therefore, in connection with the Panel’s determination (which is subject to the ongoing litigation described above), we reversed $17,240,000 of previously accrued rent expense during the year ended December 31, 2025, and are now paying based on a $15,000,000 annual rent amount.
Dividends/Share Repurchase Program
On December 8, 2025, Vornado’s Board of Trustees declared a dividend of $0.74 per common share for 2025. We anticipate that in 2026 we will continue our common share dividend policy of paying one common share dividend in the fourth quarter.
During the year ended December 31, 2025, we repurchased 1,462,360 common shares for $50,962,000 at an average price per share of $34.85. Subsequent to December 31, 2025, we repurchased 889,566 common shares for $28,756,000, at an average price per share of $32.33.
As of February 6, 2026, $91,140,000 remained available for repurchases under a $200,000,000 share repurchase plan authorized by Vornado's Board of Trustees in 2023.

FINANCIAL HIGHLIGHTS (unaudited)

(Amounts in thousands, except per share amounts)	For the Three Months Ended or As Of			For the Year Ended or As Of
Earnings and Earnings Per Share	12/31/2025	9/30/2025	12/31/2024	12/31/2025	12/31/2024
Net income attributable to common shareholders	$601	$11,589	$1,203	$842,851	$8,275
Per diluted share	—	0.06	0.01	4.20	0.04
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	112,927	117,372	117,085	486,826	470,021
Per diluted share (non-GAAP)	0.56	0.58	0.58	2.42	2.37
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	110,873	114,535	122,212	465,554	447,071
Per diluted share (non-GAAP)	0.55	0.57	0.61	2.32	2.26

EBITDAre attributable to the Operating Partnership (non-GAAP)	263,084	253,698	270,960	1,072,898	1,059,129
EBITDAre attributable to the Operating Partnership, as adjusted (non-GAAP)	254,805	253,758	272,692	1,039,843	1,049,320

Common Share Price & Dividends (NYSE:VNO)
High Price	$41.85	$43.37	$46.63	$45.37	$46.63
Low Price	32.61	35.22	37.88	29.68	22.42
Closing price - end of quarter	33.28	40.53	42.04	33.28	42.04
Dividends per common share(1)	0.74	N/A	0.74	0.74	0.74
FFO payout ratio (based on FFO attributable to common shareholders plus assumed conversions, as adjusted)(1)	N/A	N/A	N/A	31.9%	32.7%
FAD payout ratio(1)	N/A	N/A	N/A	97.4%	42.3%

VNO Common Shares & VRLP Units
VNO common shares outstanding	190,666	192,055	190,847	190,666	190,847
Redeemable Class A units and LTIP Unit awards outstanding	16,651	16,694	16,851	16,651	16,851
Convertible unit equivalents outstanding	1,503	1,242	1,199	1,502	1,199
Total Class A units and assumed conversions of convertible units outstanding	208,820	209,991	208,897	208,819	208,897

Weighted average Class A units outstanding - diluted	217,542	218,140	218,277	217,896	215,309

Market Capitalization	$17.2	Billion	$18.8	Billion	$20.1	Billion	$17.2	Billion	$20.1	Billion

Liquidity (amounts in millions)
Cash and cash equivalents	$841	$1,010	$734	$841	$734
Restricted cash	137	142	216	137	216
Available on our $2.2 billion revolving credit facilities(2)	1,419	1,419	1,532	1,419	1,532
Total Liquidity	$2,397	$2,571	$2,482	$2,397	$2,482
___________________
(1)Vornado paid its 2025 common dividend of $0.74 per share in the fourth quarter.
(2)In 2026, we refinanced our $1.25 billion unsecured revolving credit facility replacing it with a $1.130 billion facility and upsized our $915,000 unsecured revolving credit facility to $1.0 billion. See page 4 for further details.

Please refer to the Appendix for reconciliations of GAAP to non-GAAP measures.

FFO, AS ADJUSTED BRIDGE - Q4 2025 VS. Q4 2024 (unaudited)

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2024	$122.2	$0.61

(Decrease) / increase in FFO, as adjusted due to:
330 West 34th Street termination and recapture fees, net of straight-line rent write-offs relating to new WeWork lease recorded in Q4 2024	(19.2)
Interest expense, net of interest income	(9.2)
Rent commencements, net of lease expirations	8.3
Impact of NYU master lease at 770 Broadway	8.3
Variable businesses (primarily signage)	6.5
Capitalized interest (primarily PENN 2)	(3.2)
Asset sales	(2.0)
Other, net	(2.3)
	(12.8)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	1.5
Net decrease	(11.3)	(0.06)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended December 31, 2025	$110.9	$0.55

Please refer to the Appendix for reconciliations of GAAP to non-GAAP measures.

NET OPERATING INCOME, EBITDAre, FFO AND FAD (unaudited)

(Amounts in thousands)	For the Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Net Operating Income (“NOI”)(1):
Total revenues	$453,709	$453,700	$457,790
Operating expenses	(234,102)	(241,769)	(236,043)
Our share of NOI from partially owned entities	65,093	64,884	73,270
NOI attributable to noncontrolling interests in consolidated subsidiaries	(10,440)	(10,139)	(10,051)
NOI at share	274,260	266,676	284,966
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(30,858)	(30,746)	(8,378)
NOI at share - cash basis	243,402	235,930	276,588

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") (at Vornado’s share)(1):
General and administrative expenses	(40,692)	(37,812)	(37,186)
Interest and other investment income, net	16,768	27,631	24,521
Transaction related costs and other (excludes real estate impairment losses)	1,796	(3,563)	(1,341)
Net gain on disposition of non-depreciable wholly owned and partially owned assets	10,952	766	—
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	30,858	30,746	8,378
EBITDAre attributable to the Operating Partnership (non-GAAP)	263,084	253,698	270,960
Total of certain items that impact EBITDAre	(8,279)	60	1,732
EBITDAre attributable to the Operating Partnership, as adjusted (non-GAAP)	254,805	253,758	272,692

Funds From Operations (“FFO”) (at Vornado’s share)(1):
Interest and debt expense	(113,183)	(112,624)	(121,875)
Preferred share dividends	(15,555)	(15,555)	(15,555)
Personal property depreciation	(2,349)	(2,239)	(1,532)
Income tax (expense) benefit	(8,837)	5,233	(5,381)
Change in fair value of marketable securities	(198)	(1,719)	—
Impact of assumed conversion of dilutive convertible securities	219	385	358
Add-back - Total of certain items that impact EBITDAre	8,279	(60)	(1,732)
FFO allocated to noncontrolling interests of the Operating Partnership	(10,254)	(9,807)	(9,890)
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	112,927	117,372	117,085
Total of certain items that impact FFO attributable to common shareholders plus assumed conversions	(2,054)	(2,837)	5,127
FFO attributable to common shareholders plus assumed conversions, as adjusted	110,873	114,535	122,212

Funds Available for Distributions (“FAD”) (at Vornado's share)(1):
Certain items that impact FAD	(1,271)	(483)	433
Recurring tenant improvements, leasing commissions and other capital expenditures	(61,186)	(52,376)	(55,350)
Stock-based compensation expense	6,365	5,573	7,359
Amortization of debt issuance costs and other non-cash interest expense	8,145	10,242	13,280
Personal property depreciation	2,349	2,239	1,532
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(30,858)	(30,746)	(8,378)
Noncontrolling interests in the Operating Partnership's share of above adjustments	6,273	5,634	2,946
FAD (non-GAAP)	$40,690	$54,618	$84,034
________________________________
(1)See pages ii through vii in the Appendix for NOI at share, NOI at share - cash basis, FFO and FAD reconciliations to the most directly comparable GAAP financial measures.

CONSOLIDATED BALANCE SHEETS (unaudited)
(Amounts in thousands)
	As of		Increase (Decrease)
	December 31, 2025	December 31, 2024
ASSETS
Real estate, at cost:
Land	$2,408,914	$2,434,209	$(25,295)
Buildings and improvements	10,942,418	10,439,113	503,305
Development costs and construction in progress	890,143	1,097,395	(207,252)
Leasehold improvements and equipment	105,080	120,915	(15,835)
Total	14,346,555	14,091,632	254,923
Less accumulated depreciation and amortization	(4,191,075)	(4,025,349)	(165,726)
Real estate, net	10,155,480	10,066,283	89,197
Right-of-use assets	671,308	678,804	(7,496)
Net investment in lease	166,024	—	166,024
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	840,850	733,947	106,903
Restricted cash	136,696	215,672	(78,976)
Total	977,546	949,619	27,927
Tenant and other receivables	77,137	58,853	18,284
Investments in partially owned entities	1,941,278	2,691,478	(750,200)
Receivable arising from the straight-lining of rents	752,545	707,020	45,525
Deferred leasing costs, net	374,620	354,882	19,738
Identified intangible assets, net	110,593	118,215	(7,622)
Other assets	294,587	373,454	(78,867)
Total assets	$15,521,118	$15,998,608	$(477,490)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$4,920,669	$5,676,014	$(755,345)
Senior unsecured notes, net	747,202	1,195,914	(448,712)
Unsecured term loan, net	797,337	795,948	1,389
Unsecured revolving credit facilities	720,420	575,000	145,420
Lease liabilities	699,640	749,759	(50,119)
Accounts payable and accrued expenses	376,190	374,013	2,177
Deferred compensation plan	113,778	114,580	(802)
Other liabilities	341,359	345,511	(4,152)
Total liabilities	8,716,595	9,826,739	(1,110,144)
Redeemable noncontrolling interests	647,951	834,658	(186,707)
Shareholders' equity	5,986,727	5,158,242	828,485
Noncontrolling interests in consolidated subsidiaries	169,845	178,969	(9,124)
Total liabilities, redeemable noncontrolling interests and equity	$15,521,118	$15,998,608	$(477,490)

CONSOLIDATED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS (unaudited)
(Amounts in thousands)
	For the Three Months Ended
	December 31,			September 30, 2025
	2025	2024	Variance
Property rentals(1)	$315,946	$345,005	$(29,059)	$322,352
Tenant expense reimbursements(1)	38,367	45,229	(6,862)	42,116
Amortization of acquired below-market leases, net	99	193	(94)	100
Straight-lining of rents	27,725	8,036	19,689	24,529
Total rental revenues	382,137	398,463	(16,326)	389,097
Fee and other income:
Building Maintenance Services ("BMS") cleaning fees	41,249	37,208	4,041	42,530
Management and leasing fees	2,610	2,519	91	2,998
Other income	27,713	19,600	8,113	19,075
Total revenues	453,709	457,790	(4,081)	453,700
Operating expenses	(234,102)	(236,043)	1,941	(241,769)
Depreciation and amortization	(113,350)	(113,061)	(289)	(117,122)
General and administrative	(40,050)	(36,637)	(3,413)	(37,490)
Expense from deferred compensation plan liability	(2,148)	(1,549)	(599)	(6,756)
Transaction related costs and other	1,796	(1,341)	3,137	(3,563)
Total expenses	(387,854)	(388,631)	777	(406,700)
Income from partially owned entities	5,722	30,007	(24,285)	21,940
Interest and other investment income, net	13,383	11,348	2,035	22,413
Income from deferred compensation plan assets	2,148	1,549	599	6,756
Interest and debt expense	(85,664)	(100,483)	14,819	(84,459)
Net gains on disposition of wholly owned and partially owned assets	11,252	—	11,252	—
Income before income taxes	12,696	11,580	1,116	13,650
Income tax (expense) benefit	(7,782)	(5,822)	(1,960)	5,589
Net income	4,914	5,758	(844)	19,239
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	11,296	11,107	189	8,912
Operating Partnership	(83)	(136)	53	(1,036)
Net income attributable to Vornado	16,127	16,729	(602)	27,115
Preferred share dividends	(15,526)	(15,526)	—	(15,526)
Net income attributable to common shareholders	$601	$1,203	$(602)	$11,589

Capitalized expenditures:
Interest and debt expense	$9,226	$12,417	$(3,191)	$9,022
Development payroll	1,071	990	81	943
________________________________
(1)"Property rentals" and "tenant expense reimbursements" represent non-GAAP financial measures which are reconciled above to "rental revenues" the most directly comparable financial measure calculated in accordance with GAAP.

CONSOLIDATED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS (unaudited)
(Amounts in thousands)
	For the Year Ended December 31,
	2025	2024	Variance
Property rentals(1)	$1,318,866	$1,368,985	$(50,119)
Tenant expense reimbursements(1)	167,032	191,700	(24,668)
Amortization of acquired below-market leases, net	383	3,035	(2,652)
Straight-lining of rents	71,960	5,086	66,874
Total rental revenues	1,558,241	1,568,806	(10,565)
Fee and other income:
BMS cleaning fees	157,686	149,225	8,461
Management and leasing fees	11,564	14,680	(3,116)
Other income	82,934	54,975	27,959
Total revenues	1,810,425	1,787,686	22,739
Operating expenses	(919,959)	(927,796)	7,837
Depreciation and amortization	(462,201)	(447,500)	(14,701)
General and administrative	(156,115)	(148,520)	(7,595)
Expense from deferred compensation plan liability	(10,938)	(12,638)	1,700
Transaction related costs, impairment losses and other	(2,531)	(5,242)	2,711
Total expenses	(1,551,744)	(1,541,696)	(10,048)
Income from partially owned entities	141,310	112,464	28,846
Interest and other investment income, net	55,113	45,974	9,139
Income from deferred compensation plan assets	10,938	12,638	(1,700)
Interest and debt expense	(353,868)	(390,269)	36,401
Gain on sales-type lease	803,248	—	803,248
Net gains on disposition of wholly owned and partially owned assets	35,291	16,048	19,243
Income before income taxes	950,713	42,845	907,868
Income tax expense	(13,509)	(22,729)	9,220
Net income	937,204	20,116	917,088
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	41,622	51,131	(9,509)
Operating Partnership	(73,871)	(860)	(73,011)
Net income attributable to Vornado	904,955	70,387	834,568
Preferred share dividends	(62,104)	(62,112)	8
Net income attributable to common shareholders	$842,851	$8,275	$834,576

Capitalized expenditures:
Interest and debt expense	$38,648	$51,212	$(12,564)
Development payroll	4,336	7,281	(2,945)
________________________________
(1)"Property rentals" and "tenant expense reimbursements" represent non-GAAP financial measures which are reconciled above to "rental revenues" the most directly comparable financial measure calculated in accordance with GAAP.

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS BY SEGMENT (unaudited)
(Amounts in thousands)

	For the Three Months Ended December 31, 2025			For the Year Ended December 31, 2025
	Total	New York	Other	Total	New York	Other
Property rentals(1)	$315,946	$259,082	$56,864	$1,318,866	$1,052,221	$266,645
Tenant expense reimbursements(1)	38,367	28,418	9,949	167,032	123,750	43,282
Amortization of acquired below-market leases, net	99	43	56	383	157	226
Straight-lining of rents	27,725	21,314	6,411	71,960	67,182	4,778
Total rental revenues	382,137	308,857	73,280	1,558,241	1,243,310	314,931
Fee and other income:
BMS cleaning fees	41,249	43,383	(2,134)	157,686	166,526	(8,840)
Management and leasing fees	2,610	2,632	(22)	11,564	12,157	(593)
Other income	27,713	19,937	7,776	82,934	54,529	28,405
Total revenues	453,709	374,809	78,900	1,810,425	1,476,522	333,903
Operating expenses	(234,102)	(196,286)	(37,816)	(919,959)	(766,758)	(153,201)
Depreciation and amortization	(113,350)	(91,028)	(22,322)	(462,201)	(363,734)	(98,467)
General and administrative	(40,050)	(14,139)	(25,911)	(156,115)	(53,429)	(102,686)
Expense from deferred compensation plan liability	(2,148)	—	(2,148)	(10,938)	—	(10,938)
Transaction related costs, impairment losses and other	1,796	(3)	1,799	(2,531)	(58)	(2,473)
Total expenses	(387,854)	(301,456)	(86,398)	(1,551,744)	(1,183,979)	(367,765)
Income from partially owned entities	5,722	4,942	780	141,310	132,924	8,386
Interest and other investment income, net	13,383	2,170	11,213	55,113	11,899	43,214
Income from deferred compensation plan assets	2,148	—	2,148	10,938	—	10,938
Interest and debt expense	(85,664)	(41,220)	(44,444)	(353,868)	(175,848)	(178,020)
Gain on sales-type lease	—	—	—	803,248	803,248	—
Net gains on disposition of wholly owned and partially owned assets	11,252	3,874	7,378	35,291	14,211	21,080
Income (loss) before income taxes	12,696	43,119	(30,423)	950,713	1,078,977	(128,264)
Income tax expense	(7,782)	(2,995)	(4,787)	(13,509)	(4,751)	(8,758)
Net income (loss) attributable to Vornado Realty L.P.	4,914	40,124	(35,210)	937,204	1,074,226	(137,022)
Less net loss attributable to noncontrolling interests in consolidated subsidiaries	11,296	8,899	2,397	41,622	37,955	3,667
Net income (loss) attributable to Vornado Realty L.P.	16,210	$49,023	$(32,813)	978,826	$1,112,181	$(133,355)
Less net loss (income) attributable to noncontrolling interests in the Operating Partnership	(54)			(73,756)
Preferred unit distributions	(15,555)			(62,219)
Net income attributable to common shareholders	$601			$842,851
For the three months and year ended December 31, 2024
Net income (loss) attributable to Vornado Realty L.P.	$16,865	$77,941	$(61,076)	$71,247	$277,819	$(206,572)
Net income attributable to common shareholders	$1,203			$8,275
________________________________
(1)"Property rentals" and "tenant expense reimbursements" represent non-GAAP financial measures which are reconciled above to "rental revenues" the most directly comparable financial measure calculated in accordance with GAAP.

NET OPERATING INCOME AT SHARE AND NET OPERATING INCOME AT SHARE - CASH BASIS BY SEGMENT AND SUBSEGMENT (NON-GAAP) (unaudited)
(Amounts in thousands)

	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2025
	2025	2024		2025	2024
NOI at share:
New York:
Office(1)	$177,961	$193,215	$171,128	$713,694	$706,592
Retail(2)	44,598	48,238	42,183	175,694	191,379
Residential	6,395	6,072	6,457	25,406	24,044
Alexander’s	8,034	9,515	8,770	34,628	39,895
Total New York	236,988	257,040	228,538	949,422	961,910
Other:
THE MART(3)	14,808	6,168	13,275	69,196	51,686
555 California Street	14,614	15,854	17,293	68,436	64,963
Other investments	7,850	5,904	7,570	24,845	21,193
Total Other	37,272	27,926	38,138	162,477	137,842
NOI at share	$274,260	$284,966	$266,676	$1,111,899	$1,099,752

NOI at share - cash basis:
New York:
Office(1)(4)	$155,334	$181,438	$145,556	$595,926	$698,138
Retail(2)	39,824	44,130	37,536	160,779	176,798
Residential	5,969	5,750	5,989	23,796	22,914
Alexander's	8,928	10,615	9,509	38,319	46,172
Total New York	210,055	241,933	198,590	818,820	944,022
Other:
THE MART(3)	15,177	10,550	13,267	71,219	57,235
555 California Street	10,379	18,138	16,455	65,655	74,621
Other investments	7,791	5,967	7,618	24,728	20,211
Total Other	33,347	34,655	37,340	161,602	152,067
NOI at share - cash basis	$243,402	$276,588	$235,930	$980,422	$1,096,089
________________________________
(1)Includes BMS NOI of $7,904, $6,895, $6,985, $29,408 and $30,318 for the three months ended December 31, 2025 and 2024 and September 30, 2025 and the years ended December 31, 2025 and 2024, respectively.
(2)2025 includes the impact of the sale of a portion of the 666 Fifth Avenue retail condominium. See page 3 for details.
(3)2025 includes the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment and 2024 includes a $4,560 write-off of a receivable arising from the straight-lining of rents due to the tenant being deemed uncollectible.
(4)2025 decrease is primarily due to (i) the impact of the NYU master lease at 770 Broadway, which included a $935,000 rent prepayment (see page 6 for further details), (ii) free rent periods on new leases commencing and (iii) the April 2025 payment of $22,361 for prior period PENN 1 ground rent owed based on the rent reset determination (which is subject to the ongoing litigation described on page 6).

SAME STORE NOI AT SHARE AND SAME STORE NOI AT SHARE - CASH BASIS (NON-GAAP) (unaudited)

	Total	New York		THE MART(2)	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended December 31, 2025 compared to December 31, 2024	5.0%	2.2%		141.1%	(7.1)%
Year ended December 31, 2025 compared to December 31, 2024	5.4%	3.9%	(3)	34.3%	1.3%
Three months ended December 31, 2025 compared to September 30, 2025	4.2%	5.0%		10.3%	(10.8)%

Same store NOI at share - cash basis % (decrease) increase(1):
Three months ended December 31, 2025 compared to December 31, 2024	(8.3)%	(7.9)%	(4)	43.5%	(42.3)%	(6)
Year ended December 31, 2025 compared to December 31, 2024	(5.5)%	(6.6)%	(4)(5)	24.6%	(16.2)%	(6)
Three months ended December 31, 2025 compared to September 30, 2025	3.2%	5.9%		13.1%	(36.9)%
________________________________
(1)See pages ix through xiv in the Appendix for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)2025 includes the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment and 2024 includes a $4,560,000 write-off of a receivable arising from the straight-lining of rents due to the tenant being deemed uncollectible.
(3)Excludes the impact of the $17,240,000 reversal of previously accrued PENN 1 ground rent. See page 6 for further details.
(4)Decrease in same store NOI at share - cash basis vs. GAAP basis is primarily due to (i) current period PENN 1 ground rent increase and (ii) GAAP rent commencing on new leases with free rent periods.
(5)Excludes the impact of the April 2025 $22,361,000 true-up payment for prior period PENN 1 ground rent owed based on the rent reset determination (which is subject to the ongoing litigation described on page 6).
(6)Variance in same store NOI at share cash basis vs. GAAP basis is primarily due to GAAP rent commencing on new leases with free rent periods.

LEASING ACTIVITY (unaudited)
(Square feet in thousands)
The leasing activity and related statistics in the table below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

	New York
	Office	Retail	THE MART
Three Months Ended December 31, 2025
Total square feet leased	960	21	26
Our share of square feet leased:	869	14	26
Initial rent(1)	$95.36	$273.56	$62.73
Weighted average lease term (years)	9.9	8.2	4.4
Second generation relet space:
Square feet	441	6	26
GAAP basis:
Straight-line rent(2)	$85.40	$388.72	$61.33
Prior straight-line rent	$78.97	$479.34	$54.38
Percentage increase (decrease)	8.1%	(18.9)%	12.8%
Cash basis (non-GAAP):
Initial rent(1)	$90.11	$364.66	$62.73
Prior escalated rent	$84.09	$538.88	$59.23
Percentage increase (decrease)	7.2%	(32.3)%	5.9%
Tenant improvements and leasing commissions:
Per square foot	$145.95	$95.88	$14.31
Per square foot per annum	$14.74	$11.69	$3.25
Percentage of initial rent	15.5%	4.3%	5.2%
________________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.

LEASING ACTIVITY (unaudited)
(Square feet in thousands)
The leasing activity and related statistics in the table below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with GAAP. Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period

	New York			555 California Street
	Office(1)	Retail	THE MART
Year Ended December 31, 2025
Total square feet leased	3,742	130	394	446
Our share of square feet leased:	3,510	103	394	312
Initial rent(2)	$97.86	$186.34	$50.93	$117.28
Weighted average lease term (years)	11.3	9.4	8.0	10.8
Second generation relet space:
Square feet	1,104	71	218	246
GAAP basis:
Straight-line rent(3)	$86.21	$151.71	$49.37	$133.94
Prior straight-line rent	$78.12	$137.23	$49.85	$108.97
Percentage increase (decrease)	10.4%	10.6%	(1.0)%	22.9%
Cash basis (non-GAAP):
Initial rent(2)	$90.69	$142.43	$53.25	$126.30
Prior escalated rent	$84.10	$143.94	$56.11	$117.44
Percentage increase (decrease)	7.8%	(1.0)%	(5.1)%	7.5%
Tenant improvements and leasing commissions:
Per square foot	$148.41	$146.78	$97.66	$192.27
Per square foot per annum	$13.13	$15.61	$12.21	$17.80
Percentage of initial rent	13.4%	8.4%	24.0%	15.2%
_______________________________
(1)The leasing statistics other than square feet leased, exclude the impact of the 1,076 square foot master lease to NYU at 770 Broadway.
(2)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(3)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.

LEASE EXPIRATIONS (unaudited)
(Amounts in thousands)

Our Share of Square Feet of Expiring Leases As of December 31, 2025

New York Office	37	929	953	970	1,125		718	876	1,182	563	431	1,030	6,564
New York Retail	1	21	53	41	52		144	57	62	36	146	24	477
THE MART	14	146	204	715	188	—	109	332	539	93	81	48	447
555 California Street	—	140	86	112	143		—	29	13	15	—	210	363
Total	52	1,236	1,296	1,838	1,508		971	1,294	1,796	707	658	1,312	7,851
% of total	0.3%	6.0%	6.3%	9.0%	7.3%		4.7%	6.3%	8.8%	3.4%	3.2%	6.4%	38.3%
_______________________________
(1) Includes month-to-month leases, holdover tenants, and leases expiring on the last day of the current quarter.

LEASE EXPIRATIONS DETAIL (unaudited) NEW YORK SEGMENT

	Period of Lease Expiration	Our Share of Square Feet of Expiring Leases(1)		Annualized Escalated Rents of Expiring Leases		Percentage of Annualized Escalated Rent
				Total	Per Sq. Ft.
Office:	Fourth Quarter 2025(2)	37,000		$3,000,000	$81.08	0.2%

	First Quarter 2026	103,000		9,168,000	89.01	0.7%
	Second Quarter 2026	117,000		10,395,000	88.85	0.8%
	Third Quarter 2026	91,000		7,207,000	79.20	0.6%
	Fourth Quarter 2026	618,000		47,384,000	76.67	3.7%
	Total 2026	929,000		74,154,000	79.82	5.8%
	2027	953,000		80,578,000	84.55	6.4%
	2028	970,000		77,672,000	80.07	6.1%
	2029	1,125,000		87,124,000	77.44	6.9%
	2030	718,000		65,470,000	91.18	5.2%
	2031	876,000		82,530,000	94.21	6.5%
	2032	1,182,000		113,366,000	95.91	8.9%
	2033	563,000		49,133,000	87.27	3.9%
	2034	431,000		40,755,000	94.56	3.2%
	2035	1,030,000		83,452,000	81.02	6.6%
	Thereafter	6,564,000	(3)	510,436,000	77.76	40.3%

Retail:	Fourth Quarter 2025(2)	1,000		$25,000	$25.00	0.0%

	First Quarter 2026	—		—	—	0.0%
	Second Quarter 2026	7,000		631,000	90.14	0.2%
	Third Quarter 2026	9,000		4,353,000	483.67	1.7%
	Fourth Quarter 2026	5,000		214,000	42.80	0.1%
	Total 2026	21,000		5,198,000	247.52	2.0%
	2027	53,000		22,931,000	432.66	9.0%
	2028	41,000		9,912,000	241.76	3.9%
	2029	52,000		22,546,000	433.58	8.8%
	2030	144,000		23,737,000	164.84	9.3%
	2031	57,000		30,232,000	530.39	11.8%
	2032	62,000		31,907,000	514.63	12.5%
	2033	36,000		12,272,000	340.89	4.8%
	2034	146,000		20,475,000	140.24	8.0%
	2035	24,000		12,372,000	515.50	4.8%
	Thereafter	477,000		64,027,000	134.23	25.1%
_____________________________
(1)    Excludes storage, vacancy and other.
(2)    Includes month-to-month leases, holdover tenants, and leases expiring on the last day of the current quarter.
(3)    Assumes U.S. Post Office exercises all lease renewal options through 2038 for 492,000 square feet at 909 Third Avenue given the below-market rent on their options.

LEASE EXPIRATIONS DETAIL (unaudited) OTHER SEGMENT

	Period of Lease Expiration	Our Share of Square Feet of Expiring Leases(1)	Annualized Escalated Rents of Expiring Leases		Percentage of Annualized Escalated Rent
THE MART			Total	Per Sq. Ft.
Office / Showroom / Retail:	Fourth Quarter 2025(2)	14,000	$943,000	$67.36	0.6%

	First Quarter 2026	31,000	2,143,000	69.13	1.4%
	Second Quarter 2026	34,000	2,143,000	63.03	1.4%
	Third Quarter 2026	46,000	3,353,000	72.89	2.1%
	Fourth Quarter 2026	35,000	2,262,000	64.63	1.4%
	Total 2026	146,000	9,901,000	67.82	6.3%
	2027	204,000	12,093,000	59.28	7.7%
	2028	715,000	38,147,000	53.35	24.2%
	2029	188,000	10,876,000	57.85	6.9%
	2030	109,000	6,673,000	61.22	4.2%
	2031	332,000	17,877,000	53.85	11.3%
	2032	539,000	27,422,000	50.88	17.4%
	2033	93,000	4,925,000	52.96	3.1%
	2034	81,000	4,123,000	50.90	2.6%
	2035	48,000	2,654,000	55.29	1.7%
	Thereafter	447,000	22,008,000	49.23	14.0%

555 California Street
Office / Retail:	Fourth Quarter 2025(2)	—	$—	$—	0.0%

	First Quarter 2026	100,000	9,201,000	92.01	8.0%
	Second Quarter 2026	—	—	—	0.0%
	Third Quarter 2026	—	—	—	0.0%
	Fourth Quarter 2026	40,000	3,652,000	91.30	3.2%
	Total 2026	140,000	12,853,000	91.81	11.2%
	2027	86,000	9,262,000	107.70	8.1%
	2028	112,000	11,303,000	100.92	9.8%
	2029	143,000	15,798,000	110.48	13.8%
	2030	—	—	—	0.0%
	2031	29,000	1,955,000	67.41	1.7%
	2032	13,000	1,485,000	114.23	1.3%
	2033	15,000	1,851,000	123.40	1.6%
	2034	—	—	—	0.0%
	2035	210,000	19,815,000	94.36	17.3%
	Thereafter	363,000	40,474,000	111.50	35.2%
________________________________
(1)    Excludes storage, vacancy and other.
(2)    Includes month-to-month leases, holdover tenants, and leases expiring on the last day of the current quarter.

CAPITAL EXPENDITURES AND RE/DEVELOPMENT (unaudited)
CONSOLIDATED
(Amounts in thousands)
	For the Year Ended December 31, 2025
	Total Company	New York	THE MART	555 California Street	Other
Capital expenditures:
Expenditures to maintain assets	$68,338	$52,586	$10,370	$5,358	$24
Tenant improvements	155,401	100,827	13,422	41,152	—
Leasing commissions	45,239	31,147	2,155	11,937	—
Recurring tenant improvements, leasing commissions and other capital expenditures	268,978	184,560	25,947	58,447	24
Non-recurring capital expenditures(1)	104,955	77,162	24,180	3,610	3
Total capital expenditures and leasing commissions	$373,933	$261,722	$50,127	$62,057	$27

Development and redevelopment expenditures(2):
PENN 2	$62,537	$62,537	$—	$—	$—
Hotel Pennsylvania site (PENN 15)	19,437	19,437	—	—	—
PENN Districtwide improvements	9,575	9,575	—	—	—
Other	53,060	52,484	—	—	576
	$144,609	$144,033	$—	$—	$576
________________________________
(1)Primarily tenant improvements and leasing commissions on first generation space.
(2)Inclusive of capitalized interest expense, operating expenses and development payroll.

DEVELOPMENT/REDEVELOPMENT - ACTIVE PROJECTS AND FUTURE OPPORTUNITIES
(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
Active Development Projects: New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Projected Leasing Stabilization Year
PENN District:
PENN 2	1,825,000	$750,000		$724,843	$25,157	2026	11.6%
Districtwide Improvements	N/A	100,000		80,196	19,804	N/A	N/A
Total PENN District		850,000	(1)	805,039	44,961

Sunset Pier 94 Studios (49.9% interest)(2)	266,000	125,000	(3)	105,462	19,538	2027	9.0%

623 Fifth Avenue office condominium	383,000	450,000	(4)	222,644	227,356	2028	10.1%

Total Active Development Projects		$1,425,000		$1,133,145	$291,855

Future Opportunities: New York segment:	Zoning Sq. Ft.
PENN District:
Hotel Pennsylvania site (PENN 15)	2,052,000
Eighth Avenue and 34th Street land	190,000
Multiple other opportunities - office/residential/retail
Total PENN District	2,242,000
350 Park Avenue assemblage (the “350 Park Site”)(5)	1,455,000
260 Eleventh Avenue - office(2)	280,000
57th Street land (50% interest)	150,000
Other segment:
527 West Kinzie land, Chicago	330,000
Total Future Opportunities	4,457,000
________________________________
(1)Excluding debt and equity carry.
(2)The building is subject to a ground lease. See page 35 for details.
(3)Represents our 49.9% share of the $350,000 development budget, excluding the $40,000 value of our contributed leasehold interest and net of an estimated $9,000 for our share of development fees and reimbursement for overhead costs incurred by us. During 2024, we fully funded our $34,000 share of cash contributions.
(4)Includes purchase price.
(5)On December 18, 2025, an affiliate of Kenneth C. Griffin, Citadel Founder and CEO, exercised an option to acquire at least a 60% interest in a joint venture (the “350 Park JV”) that would develop the 350 Park Avenue site. See page 6 for details.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.

UNCONSOLIDATED JOINT VENTURES (unaudited)
(Amounts in thousands)
	As of December 31, 2025			Our Share of Net Income (Loss) for the Three Months Ended December 31,		Our Share of NOI (non-GAAP) for the Three Months Ended December 31,
	Percentage Ownership	Company's Carrying Amount		2025	2024	2025	2024
Joint Venture Name
New York:
Fifth Avenue and Times Square JV(1)(2)	51.5%	$1,538,141		$9,185	$25,021	$25,644	$31,696
280 Park Avenue	50.0%	104,218		(3,521)	(3,560)	9,262	8,840
Independence Plaza	50.1%	65,367		(888)	901	6,396	6,072
7 West 34th Street	53.0%	(65,726)	(3)	864	1,186	3,326	3,668
Alexander's	32.4%	47,276		1,004	3,911	8,034	9,515
West 57th Street properties	50.0%	36,459		(111)	(121)	48	(43)
85 Tenth Avenue	49.9%	(25,198)	(3)	(1,352)	(1,522)	4,096	3,908
61 Ninth Avenue	45.1%	721		194	(7)	1,886	1,934
Other, net	Various	107,734		(433)	3,233	4,228	5,587
				4,942	29,042	62,920	71,177

Other:
Alexander's corporate fee income	32.4%			1,273	1,368	755	795
Rosslyn Plaza	43.7% to 50.4%	35,184		9	(100)	395	403
Other, net	Various	6,178		(502)	(303)	1,023	895
				780	965	2,173	2,093

Total				$5,722	$30,007	$65,093	$73,270
________________________________
(1)Includes $6,241 and $10,541 of income on our return on preferred equity, net of our share of expenses for the three months ended December 31, 2025 and 2024 respectively.
(2)Decrease primarily due to January 2025 sale of a portion of the 666 Fifth Avenue condominium and the April 2025 financing at 1535 Broadway. See pages 3 and 6 for details.
(3)Our negative basis results from distributions in excess of our investment.

UNCONSOLIDATED JOINT VENTURES (unaudited)
(Amounts in thousands)
	Percentage Ownership at December 31, 2025	Our Share of Net Income (Loss) for the Year Ended December 31,				Our Share of NOI (non-GAAP) for the Year Ended December 31,
		2025		2024		2025	2024
Joint Venture Name
New York:
Fifth Avenue and Times Square JV:
Equity in net income(1)	51.5%	$14,716		$43,451		$98,692	$116,825
Return on preferred equity, net of our share of the expense(2)		27,528		40,668		—	—
Net gain on sale		76,162	(3)	—		—	—
		118,406		84,119		98,692	116,825
280 Park Avenue	50.0%	(15,490)		5,838	(4)	35,372	31,355
512 West 22nd Street	N/A	10,957	(5)	(2,300)		4,285	6,383
Alexander's	32.4%	8,915		13,813		34,628	39,895
7 West 34th Street	53.0%	6,059		4,714		16,375	14,640
85 Tenth Avenue	49.9%	(6,219)		(7,648)		15,679	14,290
West 57th Street properties	50.0%	1,943	(6)	(701)		133	61
Independence Plaza	50.1%	624		1,015		25,406	22,626
61 Ninth Avenue	45.1%	(25)		(156)		7,592	7,792
Other, net	Various	7,754		9,508		15,342	15,292
		132,924		108,202		253,504	269,159
Other:
Alexander's corporate fee income	32.4%	5,717		5,263		3,441	3,019
Rosslyn Plaza	43.7% to 50.4%	(95)		(20)		1,664	2,224
Other, net	Various	2,764		(981)		4,706	4,827
		8,386		4,262		9,811	10,070

Total		$141,310		$112,464		$263,315	$279,229
________________________________
(1)Decrease primarily due to January 2025 sale of a portion of the 666 Fifth Avenue condominium and the April 2025 financing at 1535 Broadway. See pages 3 and 6 for details.
(2)2025 decrease due to the partial redemptions of our preferred equity interests. See pages 3 and 6 for details.
(3)See page 3 for details.
(4)2024 includes our $31,215 share of the debt extinguishment gain from the repayment of the 280 Park Avenue mezzanine loan.
(5)Includes our $11,002 gain from the sale of the property. See page 3 for details.
(6)Includes our $2,527 gain from the sale of the 49 West 57th Street Commercial Condominium. See page 3 for details.

DEBT ANALYSIS (unaudited)
(Amounts in thousands)
DEBT SUMMARY	As of December 31, 2025
	Total		Variable			Fixed(1)
(Contractual debt balances)	Amount	Weighted Average Interest Rate	Amount		Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
Consolidated debt(2)	$7,214,457	4.73%	$1,724,457		5.48%(3)	$5,490,000	4.49%
Pro rata share of debt of non-consolidated entities	2,478,544	5.71%	422,393		6.31%	2,056,151	5.58%
Total	9,693,001	4.98%	2,146,850		5.65%	7,546,151	4.79%
Less: Noncontrolling interests' share of consolidated debt (primarily 1290 Avenue of the Americas and 555 California Street)	(682,247)		(682,247)			—
Company's pro rata share of total debt	$9,010,754	4.93%	$1,464,603	(4)	5.66%	$7,546,151	4.79%
________________________________
See notes below

NET DEBT TO EBITDAre, AS ADJUSTED (unaudited)

	For the Year Ended December 31,
	2025		2024		2023		2022
Secured debt	$4,944,037		$5,707,176		$5,729,615		$5,877,615
Unsecured debt	2,270,420		2,575,000		2,575,000		2,575,000
Pro rata share of debt of non-consolidated entities	2,478,544		2,477,701		2,654,701		2,697,226
Less: Noncontrolling interests’ share of consolidated debt	(682,247)		(682,059)		(682,059)		(682,059)
Company’s pro rata share of total debt	$9,010,754		$10,077,818		$10,277,257		$10,467,782
% Unsecured debt	25%		26%		25%		25%

Company’s pro rata share of total debt	$9,010,754		$10,077,818		$10,277,257		$10,467,782
Less: Cash and cash equivalents and investments in U.S. Treasury bills	(840,850)		(733,947)		(997,002)		(1,361,651)
Less: Escrowed cash included within restricted cash on our balance sheet	(99,253)		(187,416)		(221,578)		(94,374)
Less: Pro rata share of unconsolidated partially owned entities’ cash and cash equivalents and escrowed cash	(195,867)		(248,835)		(295,983)		(316,385)
Plus: Noncontrolling interests’ share of cash and cash equivalents, escrowed cash and investments in U.S. Treasury bills	87,407		129,160		101,564		94,100
Less: Participation in 150 West 34th Street mortgage loan	—		—		—		(105,000)
Net debt	$7,962,191		$9,036,780		$8,864,258		$8,684,472
EBITDAre, as adjusted (non-GAAP)	$1,039,843		$1,049,320		$1,081,332		$1,090,564
Net debt / EBITDAre, as adjusted (non-GAAP)	7.7	x	8.6	x	8.2	x	8.0	x
________________________________
(1)Includes variable rate debt with interest rates fixed by interest rate swap arrangements.
(2)See page xv in the Appendix for reconciliation of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of December 31, 2025.
(3)Excludes additional 3.00% default interest on the 606 Broadway mortgage loan.
(4)As of December 31, 2025, $803,159 of variable rate debt (at share) is subject to interest rate cap arrangements, the $661,444 of variable rate debt not subject to interest rate cap arrangements represents 7% of our total pro rata share of debt. See page 31 for details.
See page i in the Appendix for definitions of EBITDAre and net debt to EBITDAre, as adjusted. See reconciliation of net income to EBITDA to EBITDAre on page v in the Appendix.

CORPORATE COVENANT RATIOS AND CREDIT RATINGS (unaudited)
(Amounts in thousands)

		As of
Unsecured Revolving Credit Facilities and Unsecured Term Loan(1)	Required	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Total outstanding debt/total assets(2)	Less than 60%	34%	34%	33%	39%
Secured debt/total assets	Less than 50%	25%	25%	23%	30%
Fixed charge coverage	Greater than 1.40	1.98	2.01	1.97	1.96
Unsecured debt/cap value of unencumbered assets	Less than 60%	18%	18%	18%	17%
Unencumbered coverage ratio	Greater than 1.75	8.36	8.81	8.47	8.01

Unsecured Notes Covenant Ratios(1)
Total outstanding debt/total assets(3)	Less than 65%	46%	43%	43%	48%
Secured debt/total assets	Less than 50%	33%	31%	31%	35%
Interest coverage ratio (annualized combined EBITDA to annualized interest expense)	Greater than 1.50	2.19	2.24	2.02	1.87
Unencumbered assets/unsecured debt	Greater than 150%	492%	480%	490%	470%

Consolidated Unencumbered EBITDA(1) (non-GAAP):	Q4 2025 Annualized
New York	$362,432
Other	99,056
Total	$461,488

Credit Ratings(4):	Rating	Outlook
Moody’s	Ba1	Stable
S&P	BBB-	Stable
Fitch	BB+	Positive
________________________________
(1)Our debt covenant ratios and consolidated unencumbered EBITDA are computed in accordance with the terms of our senior unsecured notes, unsecured revolving credit facilities, and unsecured term loan, as applicable. The methodology used for these computations may differ significantly from similarly titled ratios and amounts of other companies. For additional information regarding the methodology used to compute these ratios, please see our filings with the SEC of our revolving credit facilities, senior debt indentures and applicable prospectuses and prospectus supplements.
(2)Total assets calculated as EBITDA capped at the following rates: 6.5% for office, 6.0% for retail, 8.0% for trade shows, 5.75% for multifamily, 7.25% for hotel, and 6.5% for other asset types.
(3)Total assets include EBITDA capped at 7.0% per the terms of our senior unsecured notes covenants.
(4)Credit ratings are provided for informational purposes only and are not a recommendation to buy or sell our securities.

CAPITAL STRUCTURE (unaudited)
(Amounts in thousands, except per share and per unit amounts)
Debt (contractual balances):			As of December 31, 2025
Consolidated debt(1):
Mortgages payable			$4,944,037
Senior unsecured notes(2)			750,000
$800 Million unsecured term loan(3)			800,000
$2.2 Billion unsecured revolving credit facilities(3)			720,420
			7,214,457
Pro rata share of debt of non-consolidated entities			2,478,544
Less: Noncontrolling interests' share of consolidated debt (primarily 1290 Avenue of the Americas and 555 California Street)			(682,247)
			9,010,754	(A)

	Shares/Units	Liquidation Preference
Perpetual Preferred:
3.25% preferred units (D-17) (141,400 units @ $25.00 per unit)			3,535
5.40% Series L preferred shares	12,000	$25.00	300,000
5.25% Series M preferred shares	12,780	25.00	319,500
5.25% Series N preferred shares	12,000	25.00	300,000
4.45% Series O preferred shares	12,000	25.00	300,000
			1,223,035	(B)

	Converted Shares(4)	December 31, 2025 Common Share Price
Equity:
Common shares	190,666	$33.28	6,345,364
Redeemable Class A units and LTIP Unit awards	16,651	33.28	554,145
Convertible share equivalents:
Series D-13 preferred units	1,403	33.28	46,692
Series G-1 through G-4 preferred units	83	33.28	2,762
Series A preferred shares	17	33.28	566
	208,820		6,949,529	(C)
Total Market Capitalization (A+B+C)			$17,183,318
________________________________
(1)See the reconciliation on page xv of consolidated debt, net as presented on our consolidated balance sheets to consolidated contractual debt as of December 31, 2025.
(2)On January 14, 2026, we completed a public offering of $500,000 5.75% senior unsecured notes due February 1, 2033. See page 4 for further details.
(3)In 2026, we refinanced our $1.25 billion unsecured revolving credit facility replacing it with a $1.130 billion facility and upsized our $915,000 unsecured revolving credit facility to $1.0 billion. See page 4 for further details.
(4)Excludes share-based equity awards that may be considered dilutive in the period. See page 7 for our weighted average units outstanding on a dilutive basis.

DEBT MATURITIES (CONTRACTUAL BALANCES) (unaudited)
(Amounts in thousands)

Consolidated Debt Maturity Schedule(1) as of December 31, 2025 (Excludes pro rata share of JV Debt)(2)

Consolidated (100%):
Secured	$844,037	(3)	$880,000		$2,300,000	$—	$450,000	$470,000
Unsecured	400,000		1,520,420	(4)	—	—	—	350,000
Total consolidated debt (100%)	$1,244,037		$2,400,420		$2,300,000	$—	$450,000	$820,000
% of total consolidated debt	17.2%		33.3%		31.9%	—%	6.2%	11.4%
Debt maturities at share:
Consolidated debt (100%)	$1,244,037	(5)	$2,400,420		$2,300,000	$—	$450,000	$820,000
Pro rata share of debt of non-consolidated entities	691,937	(6)	39,530		826,630	202,482	628,808	89,157
Less: Noncontrolling interests' share of consolidated debt	(37,247)		—		(645,000)	—	—	—
Total debt at share	$1,898,727		$2,439,950		$2,481,630	$202,482	$1,078,808	$909,157
% of total debt at share	21.1%		27.1%		27.5%	2.2%	12.0%	10.1%
_______________________________
(1)Assumes the exercise of as-of-right extension options. Debt classified as fixed rate includes the effect of interest rate swap arrangements which may expire prior to debt maturity. See page 31 for information on interest rate swap arrangements.
(2)The Operating Partnership guaranteed an aggregate $303,000 of JV partnership debt, primarily comprised of the $300,000 mortgage loan on 7 West 34th Street. These amounts are excluded from the consolidated debt maturity chart presented above. Upon the refinancing in January 2026, the guarantee for the mortgage loan secured by 7 West 34th Street was extinguished.
(3)Includes the 606 Broadway $74,494 and 888 Seventh Avenue $244,543 non-recourse mortgage loans, which matured and were not repaid, resulting in the lenders declaring an event of default.
(4)Includes the unsecured revolving credit facility and unsecured term loan which were extended to February 2031. See page 4 for details.
(5)Includes the One Park Avenue mortgage loan, which was refinanced in February 2026. See page 4 for details.
(6)Includes the 7 West 34th Street mortgage loan, which was refinanced in January 2026. See page 4 for details.

DEBT DETAIL CONSOLIDATED (unaudited)
(Amounts in thousands)
Property	Ownership %	Maturity Date(1)	Variable Rate Spread		Interest Rate(2)		Debt Balance (100%)	Debt Balance (at share)
Secured Debt:
606 Broadway	50.0%	(3)	S+191		5.69%	(4)	$74,494	$37,247
888 Seventh Avenue	100.0%	(5)	S+180		5.67%		244,543	244,543
One Park Avenue(6)	100.0%	03/26	S+122	(7)	4.00%		525,000	525,000
350 Park Avenue	100.0%	01/27			3.92%		400,000	400,000
100 West 33rd Street	100.0%	06/27			5.26%		480,000	480,000
150 West 34th Street	100.0%	02/28	S+215		5.93%		75,000	75,000
435 Seventh Avenue	100.0%	04/28			6.96%		75,000	75,000
555 California Street	70.0%	05/28	S+205	(7)	5.96%		1,200,000	840,000
1290 Avenue of the Americas	70.0%	11/28	S+162	(7)	5.21%		950,000	665,000
PENN 11	100.0%	08/30			6.35%		450,000	450,000
909 Third Avenue	100.0%	04/31			3.23%		350,000	350,000
4 Union Square South	100.0%	09/35			5.64%		120,000	120,000
Total Secured Debt							4,944,037	4,261,790
Unsecured Debt:
Senior unsecured notes due 2026	100.0%	06/26			2.15%		400,000	400,000
$1.25 Billion unsecured revolving credit facility(8)	100.0%	12/27	S+111	(7)	4.05%	(9)	720,420	720,420
$800 Million unsecured term loan(8)	100.0%	12/27	S+125	(7)	4.27%	(9)	800,000	800,000
$915 Million Revolving Credit Facility(8)	100.0%	04/29	S+116		—%		—	—
Senior unsecured notes due 2031	100.0%	06/31			3.40%		350,000	350,000
Total Unsecured Debt							2,270,420	2,270,420
Total Consolidated Debt							$7,214,457	$6,532,210
________________________________
(1)Assumes the exercise of as-of-right extension options.
(2)Represents the interest rate in effect as of period end based on the appropriate reference rate as of the contractual reset date plus contractual spread, adjusted for hedging instruments, as applicable. See page 31 for information on interest rate swap and interest rate cap arrangements.
(3)On September 5, 2024, the non-recourse loan matured and was not repaid, at which time the lenders declared an event of default.
(4)Excludes additional 3.00% default interest on the 606 Broadway mortgage loan.
(5)On December 10, 2025, the non-recourse loan matured and was not repaid, at which time the lenders declared an event of default. See page 5 for details.
(6)On February 9, 2026, we refinanced the mortgage loan. See page 4 for details.
(7)Balance is partially hedged by interest rate swap arrangements. See page 31 for details.
(8)On January 7, 2026, we refinanced our $1,250,000 unsecured revolving credit facility and $800,000 unsecured term loan, and upsized our $915,000 unsecured revolving credit facility to $1,000,000. See page 4 for further details.
(9)In April 2025, we qualified for a sustainability margin adjustment on our unsecured term loan and revolving credit facilities by achieving certain KPI metrics, which reduced our interest rate by 0.05% and 0.04%, respectively. Following the January 2026 refinancing of our 2031 revolving credit facility and unsecured term loan, we expect to requalify for this interest rate reduction in April 2026 and we continue to qualify for this interest rate reduction on our existing 2029 revolving credit facility.

DEBT DETAIL UNCONSOLIDATED (unaudited)
(Amounts in thousands)
Property	Ownership %	Maturity Date(1)		Variable Rate Spread	Interest Rate(2)	Debt Balance (100%)	Debt Balance (at share)
825 Seventh Avenue office condominium	50.0%	01/26	(3)	S+275	6.62%	$54,000	$27,000
61 Ninth Avenue	45.1%	01/26	(4)	S+146	5.24%	167,500	75,543
Rosslyn Plaza North	50.4%	04/26		S+200	5.78%	25,000	12,603
Fashion Centre/Washington Tower	7.5%	05/26		S+305	6.80%	455,000	34,125
7 West 34th Street	53.0%	06/26	(5)		3.65%	300,000	159,000
Sunset Pier 94 Studios	49.9%	09/26		S+478	8.53%	143,870	71,791
85 Tenth Avenue	49.9%	12/26			4.55%	625,000	311,875
Wells Kinzie	50.0%	05/27			4.20%	18,149	9,074
The Alexander apartment tower	32.4%	11/27			2.63%	94,000	30,456
697-703 Fifth Avenue	44.8%	03/28			5.70%	356,208	159,530
280 Park Avenue	50.0%	09/28			5.84%	1,075,000	537,500
731 Lexington Avenue office condominium	32.4%	10/28			5.04%	400,000	129,600
640 Fifth Avenue	52.0%	07/29			7.47%	389,500	202,482
1535 Broadway	52.0%	05/30			6.90%	450,000	233,933
Independence Plaza	50.1%	06/30			5.84%	675,000	338,175
Rego Park II	32.4%	12/30		S+200	5.72%	175,000	56,700
330 West 34th Street ground lessor	34.8%	09/32			4.55%	100,000	34,825
731 Lexington Avenue retail condominium	32.4%	12/35			4.55%	167,691	54,332
Total Unconsolidated Debt						$5,670,918	$2,478,544
________________________________
(1)Assumes the exercise of as-of-right extension options.
(2)Represents the interest rate in effect as of period end based on the appropriate reference rate as of the contractual reset date plus contractual spread, adjusted for hedging instruments, as applicable. See page 31 for information on interest rate swap and interest rate cap arrangements.
(3)On January 26, 2026, the joint venture entered into a nine-month extension with the lenders. See page 4 for details.
(4)On February 2, 2026, the joint venture entered into a seven-month extension with the lenders. See page 4 for details.
(5)On January 23, 2026, the joint venture completed a $250,000 refinancing of 7 West 34th Street. See page 4 for details.

HEDGING INSTRUMENTS AS OF DECEMBER 31, 2025 (unaudited)
(Amounts in thousands)
	Debt Information			Swap / Cap Information
	Balance at Share	Maturity Date(1)	Variable Rate Spread	Notional Amount at Share	Expiration Date		All-In Swapped Rate

Interest Rate Swaps:
Consolidated:
555 California Street mortgage loan:
In-place swap	$840,000	05/28	S+205	$840,000		05/26	6.03%
Forward swap (effective 05/26)				840,000		05/28	5.56%(2)
One Park Avenue mortgage loan	525,000	03/26	S+122	500,000		07/27	3.95%
Unsecured revolving credit facility	720,420	12/27	S+111	575,000		08/27	3.84%
Unsecured term loan	800,000	12/27	S+125
Through 10/26				750,000		10/26	4.22%
10/26 through 7/27				250,000		07/27	3.99%
7/27 through 8/27				50,000		08/27	3.99%
100 West 33rd Street mortgage loan	480,000	06/27	S+185	480,000		06/27	5.26%
1290 Avenue of the Americas mortgage loan	665,000	11/28	S+162	200,000		09/27	4.58%
435 Seventh Avenue mortgage loan	75,000	04/28	S+210	75,000		04/26	6.96%
Unconsolidated:
280 Park Avenue mortgage loan	537,500	09/28	S+178	537,500		09/28	5.84%
Interest Rate Caps:							Index Strike Rate	Cash Interest Rate(3)	Effective Interest Rate(4)
Consolidated:
1290 Avenue of the Americas mortgage loan	665,000	11/28	S+162	465,000		11/26	4.00%	5.37%	5.39%
One Park Avenue mortgage loan	525,000	03/26	S+122	25,000		03/26	4.39%	4.97%	4.40%
150 West 34th Street mortgage loan	75,000	02/28	S+215	75,000		02/26	5.00%	5.93%	6.53%
Unconsolidated:
61 Ninth Avenue mortgage loan	75,543	01/26	S+146	75,543		01/26	4.39%	5.24%	5.69%
Rego Park II mortgage loan	56,700	12/30	S+200	56,700		12/26	4.50%	5.72%	5.18%
Sunset Pier 94 Studios	71,791	09/26	S+478	71,791		09/26	4.00%	8.53%	8.57%
Fashion Centre Mall/Washington Tower mortgage loan	34,125	05/26	S+305	34,125		05/26	3.89%	6.80%	6.81%

Debt subject to interest rate swaps				3,957,500
Variable rate debt subject to interest rate caps				803,159
Fixed rate debt per loan agreements				3,588,651
Variable rate debt not subject to interest rate swaps or caps				661,444	(5)
Total debt at share				$9,010,754
________________________________
(1)Assumes the exercise of as-of-right extension options.
(2)Reflects the May 2026 increase in variable rate spread to S+230. The variable rate spread will further increase to S+255 in May 2027.
(3)Equals the sum of (i) the index rate in effect as of the most recent contractual reset date, adjusted for hedging instruments, and (ii) the contractual spread.
(4)Equals the sum of (i) the cash interest rate and (ii) the effect of amortization of the interest rate cap premium over the term.
(5)Our exposure to SOFR index increases is partially mitigated by an increase in interest income on our cash, cash equivalents and restricted cash.

TOP 30 TENANTS (unaudited)
(Amounts in thousands, except square feet)

Tenants	Square Footage At Share	Annualized Escalated Rents At Share(1)	% of Total Annualized Escalated Rents At Share
Meta Platforms, Inc.	693,500	$82,906	4.5%
IPG and affiliates	955,211	63,897	3.5%
Citadel	585,460	62,498	3.4%
New York University(2)	1,761,681	58,353	3.1%
Bloomberg L.P.	306,768	44,479	2.4%
Madison Square Garden & Affiliates	449,053	44,032	2.3%
Google/Motorola Mobility (guaranteed by Google)	759,446	43,464	2.3%
UMG Recordings, Inc,	336,700	35,411	1.9%
Apple Inc.	556,057	33,796	1.8%
Amazon (including its Whole Foods subsidiary)	312,694	32,421	1.7%
Neuberger Berman Group LLC	306,612	28,841	1.5%
WeWork	303,741	26,205	1.4%
LVMH Brands	63,002	25,686	1.4%
Swatch Group USA	8,499	25,017	1.3%
Verizon	203,322	23,539	1.2%
Bank of America	195,569	22,212	1.2%
Victoria's Secret	33,156	21,210	1.1%
PJT Partners Holdings	134,953	19,713	1.0%
PwC	241,196	19,417	1.0%
Macy's	181,698	19,324	1.0%
AMC Networks, Inc.	237,045	19,239	1.0%
Kirkland & Ellis LLP	107,582	14,346	0.8%
Dick's Sporting Goods	125,284	13,781	0.7%
The City of New York	232,010	12,377	0.7%
Dodge & Cox	107,925	12,265	0.6%
King & Spalding	122,859	12,038	0.6%
WSP USA	172,666	11,675	0.6%
Major League Soccer LLC	125,013	11,251	0.6%
Alston & Bird LLP	126,872	10,901	0.6%
Rippling	132,693	10,615	0.6%
			45.8%
________________________________
(1)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rents at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space.
(2)Includes NYU’s master lease of 1,076,000 square feet at 770 Broadway. In addition to the $9,281 annual lease payments, which are included in annualized escalated rents above, NYU made a $935,000 prepaid lease payment at lease commencement. See page 6 for further details.

SQUARE FOOTAGE (unaudited)
(Square feet in thousands)
		At Vornado's Share
	At 100%		Under Development or Not Available for Lease	In Service
		Total		Office	Retail	Showroom	Other
Segment:
New York:
Office	19,884	17,594	516	16,895	—	183	—
Retail	2,287	1,916	257	—	1,659	—	—
Residential - 1,331 units	1,196	604	—	—	—	—	604
Alexander's (32.4% interest), including 312 residential units	2,446	793	110	308	292	—	83
	25,813	20,907	883	17,203	1,951	183	687

Other:
THE MART	3,697	3,695	—	2,125	84	1,239	247
555 California Street (70% interest)	1,820	1,274	—	1,239	35	—	—
Other	3,575	1,610	140	467	892	—	111
	9,092	6,579	140	3,831	1,011	1,239	358

Total square feet at December 31, 2025	34,905	27,486	1,023	21,034	2,962	1,422	1,045

Total square feet at September 30, 2025	34,906	27,470	1,047	21,016	2,940	1,422	1,045

	At 100%
Parking Garages (not included above):	Square Feet	Number of Garages	Number of Spaces
New York	1,635	9	4,685
THE MART	341	3	1,076
555 California Street	168	1	461
Rosslyn Plaza	411	4	1,094
Total at December 31, 2025	2,555	17	7,316

OCCUPANCY (unaudited)

	New York	THE MART	555 California Street
Occupancy rate at:
December 31, 2025	90.0%	81.5%	88.9%	(1)
September 30, 2025	87.5%	80.7%	96.3%
December 31, 2024	87.6%	80.1%	92.0%
September 30, 2024	86.7%	79.7%	94.5%
____________________
(1)Reflects the impact of 315 Montgomery Street lease expirations during the fourth quarter.

RESIDENTIAL STATISTICS (unaudited)

		Vornado's Ownership Interest
	Number of Units	Number of Units	Occupancy Rate	Average Monthly Rent Per Unit
New York:
December 31, 2025	1,643	769	95.5%	$5,051
September 30, 2025	1,643	769	93.7%	4,992
December 31, 2024	1,642	769	96.6%	4,713
September 30, 2024	1,642	769	96.5%	4,689

GROUND LEASES (unaudited)
(Amounts in thousands, except square feet)

Property	Current Annual Rent at Share		Next Option Renewal Date	Fully Extended Lease Expiration	Rent Increases and Other Information
Consolidated:
New York:
The Farley Building (95% interest)	$4,750		None	2116	None.
PENN 1:
Land	15,000	(1)	2073	2098	Rent will reset to fair market value (“FMV”) in 2048. One additional 25-year renewal option at FMV.
Long Island Railroad Concourse Retail	1,379		2048	2098
Two 25-year renewal options. Base rent increases every 10 years, with the next rent increase in 2028, based on the increase in gross income reduced by the increase in real estate taxes and operating expenses. In addition, percentage rent is payable based on gross annual income above a specified threshold. Base and percentage rent are reduced by a rent credit calculated as a percentage of development costs funded by Vornado.

260 Eleventh Avenue	4,583		None	2114	Rent increases annually by the lesser of CPI or 1.5% compounded. We have a purchase option exercisable at a future date for $110,000 increased annually by the lesser of CPI or 1.5% compounded.
888 Seventh Avenue	3,350		2028	2067	Two 20-year renewal options at FMV.
330 West 34th Street - 65.2% ground leased	10,265		2051	2149	Two 30-year and one 39-year renewal option at FMV.
909 Third Avenue	1,600		2041	2063	One 22-year renewal option at current annual rent.
962 Third Avenue (the Annex building to 150 East 58th Street) - 50.0% ground leased	666		None	2118	Rent resets every 10 years to FMV.
Other:
Wayne Town Center	6,401		2035	2064	Two 10-year renewal options and one 9-year renewal option. Rent increases annually by the greater of CPI or 6%.
Annapolis	650		None	2042	Fixed rent increases to $750 per annum in 2032.
Unconsolidated:
Sunset Pier 94 Studios (49.9% interest)	449		2060	2110	Five 10-year renewal options. Fixed rent increases in 2028 and every five years thereafter. Beginning in September 2028, additional rent is payable in an amount equal to 6% of gross revenue less the base rent.
61 Ninth Avenue (45.1% interest)	3,890		None	2115	Rent increases every three years based on CPI, subject to a cap. In 2051, 2071 and 2096, rent resets based on the increase in the property's gross revenue net of real estate taxes, if greater than the CPI reset.
Flushing (Alexander's) (32.4% interest)	259		None	2037	10-year renewal option at 90% of FMV effective 2027 was exercised in March 2025. FMV to be determined.
________________________________
(1)Amount subject to on-going litigation. See page 6 for details.

NEW YORK SEGMENT
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)		Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
NEW YORK:
PENN District:
PENN 1
(ground leased through 2098)**										Cisco, Hartford Fire Insurance, Empire Healthchoice Assurance, Inc., United
										Healthcare Services, Inc., Siemens Mobility, WSP USA, Gusto Inc., Samsung,
-Office	100.0%	92.0%	$89.14		2,247,000	2,247,000	—			Canaccord Genuity LLC, Roivant Sciences Inc.
-Retail	100.0%	64.2%	232.00		306,000	306,000	—			Bank of America, Starbucks, Blue Bottle Coffee Inc., Shake Shack, Roberta’s
	100.0%	88.9%	100.23	$224,700	2,553,000	2,553,000	—	$—

PENN 2										Madison Square Garden, Major League Soccer LLC*
										UMG Recordings, Inc.*, Current*, Capgemini*
-Office	100.0%	80.2%	106.97		1,759,000	1,759,000	—			Verizon*, Pernod Ricard*, FGS Global*, Dick’s Sporting Goods*
-Retail	100.0%	62.9%	221.10		66,000	66,000	—			JPMorgan Chase
	100.0%	79.5%	110.22	159,600	1,825,000	1,825,000	—	575,000	(4)

The Farley Building (ground and building leased through 2116)**
-Office	95.0%	100.0%	119.55		730,000	730,000	—			Meta Platforms, Inc.
-Retail	95.0%	43.8%	325.37		116,000	116,000	—			Avra Prime, Duane Reade, Magnolia Bakery, Starbucks, Birch Coffee,
	95.0%	92.4%	130.64	101,000	846,000	846,000	—	—		H&H Bagels

PENN 11
-Office	100.0%	100.0%	76.35		1,120,000	1,120,000	—			Apple Inc., Madison Square Garden, AMC Networks, Inc., Macy's
-Retail	100.0%	41.6%	234.00		39,000	39,000	—			PNC Bank National Association, Starbucks
	100.0%	97.9%	78.35	82,500	1,159,000	1,159,000	—	450,000

100 West 33rd Street
-Office	100.0%	87.4%	69.41		858,000	858,000	—			IPG and affiliates
-Retail	100.0%	—%	—		257,000	—	257,000
	100.0%	87.4%	69.41	51,700	1,115,000	858,000	257,000	480,000

330 West 34th Street
(65.2% ground leased through 2149)**
-Office	100.0%	96.4%	83.01		702,000	702,000	—			Structure Tone, Deutsch, Inc., HomeAdvisor, Inc., WeWork, Rippling*
-Retail	100.0%	85.5%	114.36		24,000	24,000	—			Starbucks
	100.0%	96.1%	83.77	56,500	726,000	726,000	—	100,000	(5)

435 Seventh Avenue
-Retail	100.0%	100.0%	—	—	43,000	43,000	—	75,000

7 West 34th Street
-Office	53.0%	100.0%	84.04		458,000	458,000	—			Amazon
-Retail	53.0%	89.6%	339.03		19,000	19,000	—			Amazon, Lindt
	53.0%	99.6%	93.73	43,600	477,000	477,000	—	300,000

431 Seventh Avenue
-Retail	100.0%	100.0%	265.93	700	9,000	9,000	—	—		Essen

138-142 West 32nd Street
-Retail	100.0%	80.3%	135.78	500	8,000	8,000	—	—

150 West 34th Street
-Retail	100.0%	100.0%	63.48	5,000	79,000	79,000	—	75,000		Primark

NEW YORK SEGMENT
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)		Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property						Total Property	In Service	Under Development or Not Available for Lease
NEW YORK (Continued):
PENN District (Continued):
137 West 33rd Street
-Retail	100.0%	100.0%	$99.11		$300	3,000	3,000	—	$—	Celtic Rail

131-135 West 33rd Street
-Retail	100.0%	100.0%	65.65		1,500	22,000	22,000	—	—	The Five Hats Club (BSE Global)*

Other (4 buildings)
-Retail	56.7%	74.2%	106.28		2,500	34,000	34,000	—	—

Total PENN District					730,100	8,899,000	8,642,000	257,000	2,055,000

Midtown East:
909 Third Avenue
(ground leased through 2063)**										IPG and affiliates, AbbVie Inc., United States Post Office,
-Office	100.0%	72.7%	69.46	(6)	54,600	1,353,000	1,353,000	—	350,000	Morrison Cohen LLP, Alix Partners*

150 East 58th Street(7)
-Office	100.0%	80.4%	82.55			541,000	541,000	—		Castle Harlan, Tournesol Realty LLC (Peter Marino)
-Retail	100.0%	100.0%	95.02			3,000	3,000	—
	100.0%	80.5%	82.62		36,000	544,000	544,000	—	—

715 Lexington Avenue
-Retail	100.0%	100.0%	206.92		4,500	22,000	22,000	—	—	Orangetheory Fitness, Casper, Santander Bank, Blu Dot

966 Third Avenue
-Retail	100.0%	100.0%	112.60		800	7,000	7,000	—	—	McDonald's

968 Third Avenue
-Retail	50.0%	100.0%	199.91		1,300	7,000	7,000	—	—	Wells Fargo

Total Midtown East					97,200	1,933,000	1,933,000	—	350,000

Midtown West:
888 Seventh Avenue
(ground leased through 2067)**										Lone Star US Acquisitions LLC, Top-New York, Inc.,
-Office	100.0%	86.9%	101.15			873,000	873,000	—		Vornado Executive Headquarters, United Talent Agency
-Retail	100.0%	100.0%	269.15			15,000	15,000	—		Redeye Grill L.P.
	100.0%	87.0%	102.86		79,700	888,000	888,000	—	244,543

50 West 57th Street
-Office	50.0%	97.1%	66.66			69,000	69,000	—
-Retail	50.0%	—%	—			10,000	10,000	—
	50.0%	88.3%	66.66		4,400	79,000	79,000	—	—

825 Seventh Avenue
-Office	50.0%	79.6%	43.99			169,000	169,000	—	54,000	Young Adult Institute Inc., New Alternatives for Children, Inc.
-Retail	100.0%	100.0%	170.34			4,000	4,000	—	—	Venchi
		80.1%	47.66		6,500	173,000	173,000	—	54,000

NEW YORK SEGMENT
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)		Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
NEW YORK (Continued):
Midtown West (Continued):
Sunset Pier 94 Studios (ground and building leased through 2110)**
‘-Studio	49.9%	—	$—	$—	266,000	—	266,000	$143,870

Total Midtown West				90,600	1,406,000	1,140,000	266,000	442,413

Park Avenue:
280 Park Avenue										Elliott Investment Management L.P., PJT Partners Holdings, GIC Inc.,
-Office	50.0%	95.2%	124.65		1,238,000	1,238,000	—			Wells Fargo, Investcorp International Inc., Sagard Capital Partners*
-Retail	50.0%	100.0%	58.55		29,000	29,000	—			Starbucks, Fasano Restaurant
	50.0%	95.3%	123.11	148,800	1,267,000	1,267,000	—	1,075,000

350 Park Avenue
-Office	100.0%	100.0%	106.75	62,500	585,000	585,000	—	400,000		Citadel

Total Park Avenue				62,500	1,852,000	1,852,000	—	1,475,000

Grand Central:
90 Park Avenue										Alston & Bird, PwC, MassMutual, Glencore*,
-Office	100.0%	99.3%	84.37		939,000	939,000	—			Factset Research Systems Inc., Foley & Lardner
-Retail	100.0%	96.0%	176.05		17,000	17,000	—			Citibank, Starbucks
Total Grand Central	100.0%	99.2%	85.88	78,600	956,000	956,000	—	—

Madison/Fifth:
623 Fifth Avenue
-Office	100.0%	—	—	—	383,000	—	383,000	145,420	(4)

640 Fifth Avenue
-Office	52.0%	91.5%	111.05		246,000	246,000	—			Fidelity Investments, Abbott Capital Management, The Klein Company
-Retail	52.0%	100.0%	1,119.96		69,000	69,000	—			Victoria's Secret, Dyson
	52.0%	92.8%	275.92	77,000	315,000	315,000	—	389,500

666 Fifth Avenue
-Retail	52.0%	100.0%	1,090.31	14,400	24,000	24,000	—	—		Abercrombie & Fitch, Tissot

595 Madison Avenue										LVMH Moet Hennessy Louis Vuitton Inc.,
-Office	100.0%	87.6%	82.48		302,000	302,000	—			Albea Beauty Solutions, Aerin LLC
-Retail	100.0%	100.0%	763.28		30,000	30,000	—			Fendi, Berluti, Christofle Silver Inc.
	100.0%	88.4%	130.89	39,800	332,000	332,000	—	—

689 Fifth Avenue
-Office	52.0%	94.6%	95.61		81,000	81,000	—			Brunello Cucinelli USA Inc., Yamaha Artist Services Inc.
-Retail	52.0%	100.0%	593.51		16,000	16,000	—			Canada Goose
	52.0%	95.2%	157.13	16,100	97,000	97,000	—	—

655 Fifth Avenue
-Retail	50.0%	100.0%	286.19	16,500	57,000	57,000	—	—		Ferragamo

697-703 Fifth Avenue
-Retail	44.8%	100.0%	3,206.32	33,200	27,000	27,000	—	356,208		Swatch Group USA, Harry Winston

Total Madison/Fifth				197,000	1,235,000	852,000	383,000	891,128

NEW YORK SEGMENT
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
NEW YORK (Continued):
Midtown South:
770 Broadway
-Office	100.0%	100.0%	(8)	(8)	1,091,000	1,091,000	—		New York University
-Retail	100.0%	100.0%	$74.86	$6,400	92,000	92,000	—		Wegmans Food Markets
	100.0%	100.0%			1,183,000	1,183,000	—	$—

One Park Avenue
									New York University, BMG Rights Management LLC,
-Office	100.0%	93.9%	72.94		867,000	867,000	—		Robert A.M. Stern Architect
-Retail	100.0%	95.6%	84.79		78,000	78,000	—		Bank of Baroda, Citibank, Equinox, Tous Les Jour*
	100.0%	94.0%	73.92	64,300	945,000	945,000	—	525,000

4 Union Square South
-Retail	100.0%	100.0%	138.71	28,300	204,000	204,000	—	120,000	Burlington, Whole Foods Market, DSW, Sephora

Total Midtown South				99,000	2,332,000	2,332,000	—	645,000

Rockefeller Center:
1290 Avenue of the Americas									Hachette Book Group Inc., Bryan Cave LLP, Neuberger Berman Group LLC
									Cushman & Wakefield, Selendy Gay PLLC, Columbia University,
-Office	70.0%	91.0%	91.56		1,999,000	1,999,000	—		Fubotv Inc, LinkLaters, King & Spalding, Oaktree Capital*
-Retail	70.0%	99.4%	201.27		90,000	90,000	—		Duane Reade, JPMorgan Chase Bank, Starbucks
Total Rockefeller Center	70.0%	91.3%	95.42	178,200	2,089,000	2,089,000	—	950,000

SoHo:
606 Broadway (19 East Houston Street)
-Office	50.0%	13.4%	120.00		30,000	30,000	—
-Retail	50.0%	100.0%	727.28		6,000	6,000	—		HSBC, Harman International
Total SoHo	50.0%	24.8%	442.05	3,900	36,000	36,000	—	74,494

Times Square:
1540 Broadway
-Retail	52.0%	22.1%	403.50	14,200	161,000	161,000	—	—	U.S. Polo, Disney, Pop Mart*

1535 Broadway
-Retail	52.0%	100.0%	1,151.12		45,000	45,000	—		T-Mobile, Swatch Group USA, Levi's, Sephora, Anita La Mamma Del Gelato
-Theatre	52.0%	100.0%	21.55		62,000	62,000	—		Nederlander-Marquis Theatre
	52.0%	100.0%	445.92	44,100	107,000	107,000	—	450,000

Total Times Square				58,300	268,000	268,000	—	450,000

Upper East Side:
1131 Third Avenue
-Retail	100.0%	63.7%	215.95	3,100	23,000	23,000	—	—	Crunch LLC, J.Jill

40 East 66th Street
-Residential (3 units)	100.0%	100.0%			10,000	10,000	—	—
							—
Total Upper East Side				3,100	33,000	33,000	—	—

NEW YORK SEGMENT
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
NEW YORK (Continued):
Chelsea/Meatpacking District:
260 Eleventh Avenue
(ground leased through 2114)**
-Office	100.0%	100.0%	$49.68	$10,400	209,000	209,000	—	$—	The City of New York

85 Tenth Avenue									Google, Telehouse International Corp.,
-Office	49.9%	89.9%	95.42		598,000	598,000	—		Clear Secure, Inc., Shopify
-Retail	49.9%	76.3%	96.01		43,000	43,000	—		Crane Club, Verde
	49.9%	89.1%	95.45	54,300	641,000	641,000	—	625,000

537 West 26th Street
-Retail	100.0%	100.0%	134.23	2,300	17,000	17,000	—	—

61 Ninth Avenue (2 buildings)
(ground leased through 2115)**
-Office	45.1%	100.0%	148.26		171,000	171,000	—		Aetna Life Insurance Company, Apple Inc.
-Retail	45.1%	100.0%	408.11		23,000	23,000	—		Starbucks
	45.1%	100.0%	165.35	34,500	194,000	194,000	—	167,500

Total Chelsea/Meatpacking District				101,500	1,061,000	1,061,000	—	792,500
Tribeca:
Independence Plaza
-Residential (1,328 units)	50.1%	95.1%			1,186,000	1,186,000	—
-Retail	50.1%	68.4%	99.28		72,000	72,000	—		Duane Reade, Tompkins Square Bagels*
	50.1%			5,400	1,258,000	1,258,000	—	675,000

339 Greenwich Street
-Retail	100.0%	100.0%	154.75	700	9,000	9,000	—	—	Paper Moon*

Total Tribeca				6,100	1,267,000	1,267,000	—	675,000
Properties to be Developed:
Hotel Pennsylvania site (PENN 15)
-Land	100.0%	—	—	—	—	—	—	—

57th Street
-Land	50.0%	—	—	—	—	—	—	—

Eighth Avenue and 34th Street
-Land	100.0%	—	—	—	—	—	—	—

New York Office:

Total		91.4%	$92.18	$1,480,600	19,884,000	19,235,000	649,000	$6,974,833

Vornado's Ownership Interest		91.2%	$90.56	$1,275,500	17,594,000	17,078,000	516,000	$5,254,979

New York Retail:

Total		78.2%	$266.33	$383,400	2,287,000	2,030,000	257,000	$1,150,702

Vornado's Ownership Interest		79.4%	$228.41	$272,200	1,916,000	1,659,000	257,000	$700,710

New York Residential:

Total		95.6%			1,196,000	1,196,000	—	$675,000

Vornado's Ownership Interest		95.5%			604,000	604,000	—	$338,175

NEW YORK SEGMENT
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
NEW YORK (Continued):
ALEXANDER'S, INC.:

731 Lexington Avenue, Manhattan
-Office	32.4%	100.0%	$145.98		952,000	952,000	—	$400,000	Bloomberg L.P.
-Retail	32.4%	27.2%	373.14		128,000	128,000	—	167,691	Hutong, Capital One
	32.4%	91.7%	153.63	$150,000	1,080,000	1,080,000	—	567,691

Rego Park I, Queens (4.8 acres)	32.4%	—%	—	—	338,000	—	338,000	—

Rego Park II (adjacent to Rego Park I),
Queens (6.6 acres)	32.4%	98.3%	74.64	43,900	606,000	606,000	—	175,000	Costco, Kohl's, TJ Maxx, Best Buy, Marshalls, DSW, Burlington

Flushing, Queens (1.0 acre ground leased through 2037)	32.4%	100.0%	33.55	5,600	167,000	167,000	—	—	New World Mall LLC

The Alexander Apartment Tower,
Rego Park, Queens, NY
-Residential (312 units)	32.4%	97.7%			255,000	255,000	—	94,000

Total Alexander's	32.4%	94.6%	115.14	199,500	2,446,000	2,108,000	338,000	836,691

Total New York		89.5%	$101.54	$2,056,200	25,813,000	24,569,000	1,244,000	$9,637,226

Vornado's Ownership Interest		90.0%	$95.50	$1,653,500	20,907,000	20,024,000	883,000	$6,564,952
________________________________
*    Lease not yet commenced.
**    Term assumes all renewal options exercised, if applicable.
(1)Weighted average escalated annual rent per square foot and average occupancy percentage for office properties excludes garages and de minimis amounts of storage space. Weighted average escalated annual rent per square foot for retail excludes non-selling space.
(2)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rent at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space. Includes rent from storage and other non-selling space and excludes rent from residential units.
(3)Represents contractual debt obligations.
(4)Secured amount outstanding on revolving credit facilities.
(5)Amount represents debt on land which is owned 34.8% by Vornado.
(6)Excludes US Post Office lease for 492,000 square feet.
(7)Includes 962 Third Avenue (the Annex building to 150 East 58th Street) 50.0% ground leased through 2118**.
(8)Master leased to NYU for a 70-year term, square feet includes storage space. See page 6 for details.

OTHER SEGMENT
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)	Major Tenants
Property					Total Property	In Service	Under Development or Not Available for Lease
THE MART:
THE MART, Chicago
									Motorola Mobility (guaranteed by Google), Avant LLC,
									AAR Corp*, The Chartis Group LLC*, Paypal, Inc., ConAgra Foods Inc.,
									Allscripts Healthcare, Clear Channel Outdoor LLC, IPG and affiliates
									Government Employees Insurance Company, Medline Industries, Inc,
-Office	100.0%	89.4%	$51.39	$96,700	2,125,000	2,125,000	—		Innovation Development Institute, Inc., Allstate Insurance Company
-Showroom/Trade show	100.0%	70.3%	59.01	60,500	1,486,000	1,486,000	—		Holly Hunt Ltd., Baker Interiors Group, Ltd.
-Retail	100.0%	79.6%	49.67	3,100	82,000	82,000	—
	100.0%	81.5%	54.02	160,300	3,693,000	3,693,000	—	$—

Other (1 property)	50.0%	85.5%	72.55	300	4,000	4,000	—	18,149
Total THE MART, Chicago				160,600	3,697,000	3,697,000	—	18,149

Property to be Developed:
527 West Kinzie, Chicago	100.0%	—	—	—	—	—	—	—

Total THE MART		81.5%	$54.04	$160,600	3,697,000	3,697,000	—	$18,149

Vornado's Ownership Interest		81.5%	$54.03	$160,500	3,695,000	3,695,000	—	$9,074

555 California Street:
555 California Street	70.0%	94.6%	$107.26	$150,200	1,509,000	1,509,000	—	$1,200,000	Bank of America, N.A., Dodge & Cox, Goldman Sachs & Co.,
									Jones Day, Kirkland & Ellis LLP, Morgan Stanley & Co. Inc.,
									McKinsey & Company Inc., UBS Financial Services,
									KKR Financial, Microsoft Corporation,
									Fenwick & West LLP, Sidley Austin

315 Montgomery Street	70.0%	49.0%	87.91	9,900	235,000	235,000	—	—	Bank of America, N.A., Ripple Labs Inc., Blue Shield

345 Montgomery Street	70.0%	100.0%	57.18	4,300	76,000	76,000	—	—	Wharton School of the University of Pennsylvania*

Total 555 California Street		88.9%	$103.50	$164,400	1,820,000	1,820,000	—	$1,200,000

Vornado's Ownership Interest		88.9%	$103.50	$115,100	1,274,000	1,274,000	—	$840,000

________________________________
*    Lease not yet commenced.
**    Term assumes all renewal options exercised, if applicable.
(1)Weighted average escalated annual rent per square foot excludes ground rent, storage rent and garages.
(2)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rent at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space. Includes rent from storage and other non-selling space and excludes rent from residential units.
(3)Represents the contractual debt obligations.

OTHER SEGMENT
PROPERTY TABLE
(Annualized escalated rent amounts in thousands)	% Ownership	% Occupancy	Weighted Average Escalated Annual Rent PSF(1)	Annualized Escalated Rent(2)	Square Feet			Encumbrances (non-GAAP) (in thousands)(3)		Major Tenants
Property					Total Property		Under Development or Not Available for Lease
						In Service
OTHER:
Virginia:
Rosslyn Plaza
-Office - 4 buildings	46.2%	22.5%	$53.26		736,000	432,000	304,000			Nathan Associates
-Residential - 2 buildings (197 units)	43.7%	98.0%			253,000	253,000	—
	45.6%			$5,000	989,000	685,000	304,000	$25,000

Fashion Centre Mall / Washington Tower
-Office	7.5%	75.0%	58.35		170,000	170,000	—	42,300		The Rand Corporation
-Retail	7.5%	99.6%	36.39		868,000	868,000	—	412,700		Macy's, Nordstrom
	7.5%	95.6%	39.21	51,800	1,038,000	1,038,000	—	455,000

New Jersey:
Wayne Town Center, Wayne (ground leased through 2064)**	100.0%	100.0%	30.72	13,700	690,000	690,000	—	—		Costco, Dick's Sporting Goods,
										Nordstrom Rack, UFC FIT

Atlantic City (11.3 acres ground leased through 2070 to VICI Properties for a portion of the Borgata Hotel and Casino complex)	100.0%	100.0%	—	8,100	—	—	—	—		VICI Properties (ground lessee)

Paramus
-Office	100.0%	71.2%	26.74	2,400	129,000	129,000	—	—		Vornado's Administrative Headquarters

Maryland:
Annapolis (ground and building leased through 2042)**	100.0%	100.0%	11.70	1,400	128,000	128,000	—	—		The Home Depot

New York:
650 Madison Avenue										Sotheby's International Realty, Inc., BC Partners Inc.,
-Office	22.2%	65.8%	112.17		563,000	563,000				Polo Ralph Lauren, Willett Advisors LLC (Bloomberg Philanthropies)
-Retail	22.2%	95.7%	1,084.10		38,000	38,000				Moncler USA Inc., Tod's, Celine, Balmain
	22.2%	67.1%	170.23	65,800	601,000	601,000	—	—	(4)

Total Other		81.0%	$57.35	$148,200	3,575,000	3,271,000	304,000	$480,000

Vornado's Ownership Interest		82.4%	$45.02	$46,500	1,610,000	1,470,000	140,000	$46,728
________________________________
**    Term assumes all renewal options exercised, if applicable.

(1)Weighted average escalated annual rent per square foot excludes ground rent, storage rent, garages and residential.
(2)Represents monthly contractual base rent before free rent plus tenant reimbursements multiplied by 12. Annualized escalated rent at share include leases signed but not yet commenced in place of current tenants or vacancy in the same space. Includes rent from storage and other non-selling space and excludes rent from residential units.
(3)Represents the contractual debt obligations.
(4)Excludes our 22.2% pro rata share of the $800,000 650 Madison non-recourse mortgage loan, which is currently in default. In 2022, our investment was written down to zero and we no longer record our share of net income (loss) from this investment.

INVESTOR INFORMATION

Corporate Officers:
Steven Roth	Chairman of the Board and Chief Executive Officer
Michael J. Franco	President and Chief Financial Officer
Glen J. Weiss	Executive Vice President - Office Leasing - Co-Head of Real Estate
Barry S. Langer	Executive Vice President - Development - Co-Head of Real Estate
Haim Chera	Executive Vice President - Head of Retail
Thomas J. Sanelli	Executive Vice President - Finance and Chief Administrative Officer

RESEARCH COVERAGE

Jeff Spector/Jana Galan	Steve Sakwa	Vikram Malhotra
Bank of America/BofA Securities	Evercore ISI	Mizuho Securities (USA) Inc.
646-855-1363/646-855-3081	212-446-9462	212-282-3827

Brendan Lynch	Caitlin Burrows	Ronald Kamdem
Barclays Capital	Goldman Sachs	Morgan Stanley
212-526-9428	212-902-4736	212-296-8319

John P. Kim	Dylan Burzinski	Alexander Goldfarb/Connor Mitchell
BMO Capital Markets	Green Street Advisors	Piper Sandler
212-885-4115	949-640-8780	212-466-7937/203-861-7615

Nicholas Joseph/Seth Bergey	Anthony Paolone/Ray Zhong	Nicholas Yulico
Citi	JP Morgan	Scotia Capital (USA) Inc
212-816-1909/212-816-2066	212-622-6682/212-622-5411	212-225-6904

Floris van Dijkum	Mark Streeter/Ian Snyder	Michael Lewis
Ladenburg Thalmann	JP Morgan Fixed Income	Truist Securities
212-409-2075	212-834-5086/212-834-3798	212-319-5659

Research Coverage - is provided as a service to interested parties and not as an endorsement of any report, or representation as to the accuracy of any information contained therein. Opinions, forecasts and other forward-looking statements expressed in analysts' reports are subject to change without notice.

APPENDIX
DEFINITIONS AND NON-GAAP RECONCILIATIONS

FINANCIAL SUPPLEMENT DEFINITIONS
The financial supplement includes various non-GAAP financial measures. Descriptions of these non-GAAP measures are provided below. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are provided on the following pages.
Net Operating Income ("NOI") at Share and NOI at Share - Cash Basis - NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Same Store NOI at Share and Same Store NOI at Share - Cash Basis - Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We use these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Funds From Operations ("FFO") - FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies.
Funds Available For Distribution ("FAD") - FAD is defined as FFO less (i) cash basis recurring tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. FAD is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure that management believes provides useful information regarding the Company's ability to fund its dividends.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") - EBITDAre (i.e., EBITDA for real estate companies) is a non-GAAP financial measure established by NAREIT, which may not be comparable to EBITDA reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition. NAREIT defines EBITDAre as GAAP net income or loss, plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property including losses and gains on change of control, plus impairment write-downs of depreciated property and of investments in unconsolidated entities caused by a decrease in value of depreciated property in the joint venture, plus adjustments to reflect the entity's share of EBITDA of unconsolidated entities. The Company has included EBITDAre because it is a performance measure used by other REITs and therefore may provide useful information to investors in comparing Vornado's performance to that of other REITs.
Net Debt to EBITDAre, as adjusted - Net debt to EBITDAre, as adjusted represents the ratio of net debt to annualized EBITDAre, as adjusted. Net debt is calculated as (i) the Company’s consolidated debt less noncontrolling interests’ share of consolidated debt plus the Company’s pro rata share of debt of unconsolidated entities less (ii) the Company’s consolidated cash and cash equivalents, cash held in escrow and investments in U.S. Treasury bills less noncontrolling interests’ share of these amounts, plus the Company’s pro rata share of these amounts for unconsolidated entities. Cash held in escrow represents cash escrowed under loan agreements including for debt service, real estate taxes, property insurance, and capital improvements, and the Company is not able to direct the use of this cash. The availability of cash and cash equivalents for use in debt reduction cannot be assumed, as the Company may use its cash and cash equivalents for other purposes. Further, the Company may not be able to direct the use of its pro rata share of cash and cash equivalents of unconsolidated entities. The Company discloses net debt to EBITDAre, as adjusted because management believes it is useful to investors as a supplemental measure in evaluating the Company’s balance sheet leverage. Net debt to EBITDAre, as adjusted may not be comparable to similarly titled measures employed by other companies.
- i -

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS PLUS ASSUMED CONVERSIONS (unaudited)
(Amounts in thousands, except per share amounts)
	For the Three Months Ended			For the Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP):
Net income attributable to common shareholders	$601	$11,589	$1,203	$842,851	$8,275
Per diluted share	$—	$0.06	$0.01	$4.20	$0.04

FFO adjustments:
Depreciation and amortization of real property	$100,098	$103,617	$101,824	$411,114	$399,694
Change in fair value of marketable securities	(198)	(1,719)	—	(1,917)	—
Gain on sales-type lease	—	—	—	(803,248)	—
Net gains on sale of real estate	(300)	—	—	(300)	(873)
Real estate impairment losses	—	—	—	542	—
Our share of partially owned entities:
Depreciation and amortization of real property	22,933	23,302	23,483	94,867	101,195
Net gains on sale of real estate	(225)	(11,002)	—	(90,762)	—
FFO adjustments, net	122,308	114,198	125,307	(389,704)	500,016
Impact of assumed conversion of dilutive convertible securities	219	385	358	1,409	1,549
Noncontrolling interests' share of above adjustments on a dilutive basis	(10,201)	(8,800)	(9,783)	32,270	(39,819)
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	112,927	117,372	117,085	486,826	470,021
Add back of FFO allocated to noncontrolling interests of the Operating Partnership	10,254	9,807	9,890	41,486	40,563
FFO attributable to Class A unitholders (non-GAAP)	$123,181	$127,179	$126,975	$528,312	$510,584
FFO per diluted share (non-GAAP)	$0.56	$0.58	$0.58	$2.42	$2.37

- ii -

NON-GAAP RECONCILIATIONS RECONCILIATION OF FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS PLUS ASSUMED CONVERSIONS TO FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS PLUS ASSUMED CONVERSIONS, AS ADJUSTED (unaudited)
(Amounts in thousands, except per share amounts)
	For the Three Months Ended			For the Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$112,927	$117,372	$117,085	$486,826	$470,021
Per diluted share (non-GAAP)	$0.56	$0.58	$0.58	$2.42	$2.37

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	$(5,910)	$—	$—	$(17,020)	$(13,069)
Gain on sale of Canal Street residential condominium units	(3,574)	—	—	(13,911)	—
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	3,048	3,586	3,456	13,176	14,353
Our share of the gain on the discounted extinguishment of the 280 Park Avenue mezzanine loan	—	—	—	—	(31,215)
Other	4,241	(6,661)	2,104	(5,315)	5,000
	(2,195)	(3,075)	5,560	(23,070)	(24,931)
Noncontrolling interests' share of above adjustments on a dilutive basis	141	238	(433)	1,798	1,981
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(2,054)	$(2,837)	$5,127	$(21,272)	$(22,950)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$110,873	$114,535	$122,212	$465,554	$447,071
Per diluted share (non-GAAP)	$0.55	$0.57	$0.61	$2.32	$2.26

- iii -

NON-GAAP RECONCILIATIONS RECONCILIATION OF FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS PLUS ASSUMED CONVERSIONS TO FAD (unaudited)
(Amounts in thousands)
		For the Three Months Ended			For the Year Ended
		December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
FFO attributable to common shareholders, plus assumed conversions	(A)	$112,927	$117,372	$117,085	$486,826	$470,021

Adjustments to arrive at FAD (at Vornado's share):
Certain items that impact FAD		(3,325)	(3,320)	5,560	(24,445)	(24,931)
Recurring tenant improvements, leasing commissions and other capital expenditures		(61,186)	(52,376)	(55,350)	(265,836)	(203,955)
Stock-based compensation expense		6,365	5,573	7,359	25,479	30,172
Amortization of debt issuance costs and other non-cash interest expense		8,145	10,242	13,280	41,114	62,252
Personal property depreciation		2,349	2,239	1,532	7,678	6,321
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other		(30,858)	(30,746)	(8,378)	(131,477)	(3,663)
Noncontrolling interests in the Operating Partnership's share of above adjustments		6,273	5,634	2,946	28,165	11,017
FAD adjustments, net	(B)	(72,237)	(62,754)	(33,051)	(319,322)	(122,787)

FAD (non-GAAP)	(A+B)	$40,690	$54,618	$84,034	$167,504	$347,234

FAD payout ratio		N/A	N/A	N/A	97.4%	42.3%

- iv -

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET INCOME TO EBITDAre (unaudited) TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in thousands)

	For the Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Reconciliation of net income to EBITDAre (non-GAAP):
Net income	$4,914	$19,239	$5,758
Less net loss attributable to noncontrolling interests in consolidated subsidiaries	11,296	8,912	11,107
Net income attributable to the Operating Partnership	16,210	28,151	16,865
EBITDAre adjustments at share:
Depreciation and amortization expense	125,379	129,158	126,839
Interest and debt expense	113,183	112,624	121,875
Income tax expense (benefit)	8,837	(5,233)	5,381
Real estate impairment losses	—	—	—
Gain on sales-type lease	—	—	—
Net gains on sale of real estate	(525)	(11,002)	—
EBITDAre at share	263,084	253,698	270,960
EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	11,192	14,046	10,819
EBITDAre (non-GAAP)	274,276	267,744	281,779

EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	(11,192)	(14,046)	(10,819)

Certain (income) expense items that impact EBITDAre:
Gain on sale of Canal Street residential condominium units	(3,574)	—	—
Gain on sale of 220 CPS condominium units and ancillary amenities	(7,377)	—	—
Other	2,672	60	1,732
Total of certain (income) expense items that impact EBITDAre	(8,279)	60	1,732

EBITDAre, as adjusted (non-GAAP)	$254,805	$253,758	$272,692

- v -

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET INCOME TO EBITDAre (unaudited) TO EBITDAre, AS ADJUSTED (unaudited)
(Amounts in thousands)

	For the Year Ended December 31,
	2025	2024	2023	2022
Reconciliation of net income to EBITDAre (non-GAAP):
Net income	$937,204	$20,116	$32,888	$(382,612)
Less net loss attributable to noncontrolling interests in consolidated subsidiaries	41,622	51,131	75,967	5,737
Net income attributable to the Operating Partnership	978,826	71,247	108,855	(376,875)
EBITDAre adjustments at share:
Depreciation and amortization expense	513,658	507,210	499,357	593,322
Interest and debt expense	458,869	458,100	458,400	362,321
Income tax expense	15,313	23,445	30,465	23,404
Real estate impairment losses	542	—	73,289	595,488
Gain on sales-type lease	(803,248)	—	—	—
Net gains on sale of real estate	(91,062)	(873)	(72,955)	(58,920)
EBITDAre at share	1,072,898	1,059,129	1,097,411	1,138,740
EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	47,853	42,125	39,405	71,786
EBITDAre (non-GAAP)	1,120,751	1,101,254	1,136,816	1,210,526

EBITDAre attributable to noncontrolling interests in consolidated subsidiaries	(47,853)	(42,125)	(39,405)	(71,786)

Certain (income) expense items that impact EBITDAre:
Gain on sale of 220 CPS condominium units and ancillary amenities	(20,953)	(15,175)	(14,127)	(41,874)
Gain on sale of Canal Street residential condominium units	(13,911)	—	—	—
Other	1,809	5,366	(1,952)	(6,302)
Total of certain (income) expense items that impact EBITDAre	(33,055)	(9,809)	(16,079)	(48,176)

EBITDAre, as adjusted (non-GAAP)	$1,039,843	$1,049,320	$1,081,332	$1,090,564

- vi -

NON-GAAP RECONCILIATIONS RECONCILIATION OF NET INCOME TO NET OPERATING INCOME AT SHARE AND NET OPERATING INCOME AT SHARE - CASH BASIS (unaudited)
(Amounts in thousands)

	For the Three Months Ended			For the Year Ended December 31,
	December 31,		September 30, 2025
	2025	2024		2025	2024
Net income	$4,914	$5,758	$19,239	$937,204	$20,116
Depreciation and amortization expense	113,350	113,061	117,122	462,201	447,500
General and administrative expense	40,050	36,637	37,490	156,115	148,520
Transaction related costs, impairment losses and other	(1,796)	1,341	3,563	2,531	5,242
Income from partially owned entities	(5,722)	(30,007)	(21,940)	(141,310)	(112,464)
Interest and other investment income, net	(13,383)	(11,348)	(22,413)	(55,113)	(45,974)
Interest and debt expense	85,664	100,483	84,459	353,868	390,269
Gain on sales-type lease	—	—	—	(803,248)	—
Net gains on disposition of wholly owned and partially owned assets	(11,252)	—	—	(35,291)	(16,048)
Income tax expense (benefit)	7,782	5,822	(5,589)	13,509	22,729
NOI from partially owned entities	65,093	73,270	64,884	263,315	279,229
NOI attributable to noncontrolling interests in consolidated subsidiaries	(10,440)	(10,051)	(10,139)	(41,882)	(39,367)
NOI at share	274,260	284,966	266,676	1,111,899	1,099,752
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(30,858)	(8,378)	(30,746)	(131,477)	(3,663)
NOI at share - cash basis	$243,402	$276,588	$235,930	$980,422	$1,096,089
- vii -

NON-GAAP RECONCILIATIONS COMPONENTS OF NET OPERATING INCOME AT SHARE AND NET OPERATING INCOME AT SHARE - CASH BASIS (unaudited)
(Amounts in thousands)

	For the Three Months Ended December 31,
	Total Revenues		Operating Expenses		NOI		Non-cash Adjustments(1)		NOI - cash basis
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
New York	$374,809	$383,702	$(196,286)	$(194,195)	$178,523	$189,507	$(20,418)	$(8,222)	$158,105	$181,285
Other	78,900	74,088	(37,816)	(41,848)	41,084	32,240	(5,888)	7,543	35,196	39,783
Noncontrolling interests' share in consolidated subsidiaries	(52,962)	(53,503)	42,522	43,452	(10,440)	(10,051)	(788)	(5,175)	(11,228)	(15,226)
Our share of partially owned entities	114,922	122,859	(49,829)	(49,589)	65,093	73,270	(3,764)	(2,524)	61,329	70,746
Vornado's share	$515,669	$527,146	$(241,409)	$(242,180)	$274,260	$284,966	$(30,858)	$(8,378)	$243,402	$276,588

	For the Three Months Ended September 30, 2025
	Total Revenues	Operating Expenses	NOI	Non-cash Adjustments(1)	NOI - cash basis
New York	$367,340	$(198,430)	$168,910	$(21,750)	$147,160
Other	86,360	(43,339)	43,021	(1,288)	41,733
Noncontrolling interests' share in consolidated subsidiaries	(52,553)	42,414	(10,139)	(2,483)	(12,622)
Our share of partially owned entities	113,541	(48,657)	64,884	(5,225)	59,659
Vornado's share	$514,688	$(248,012)	$266,676	$(30,746)	$235,930

	For the Year Ended December 31,
	Total Revenues		Operating Expenses		NOI		Non-cash Adjustments(1)		NOI - cash basis
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
New York	$1,476,522	$1,471,997	$(766,758)	$(766,347)	$709,764	$705,650	$(100,090)	$3,990	$609,674	$709,640
Other	333,903	315,689	(153,201)	(161,449)	180,702	154,240	(2,673)	17,803	178,029	172,043
Noncontrolling interests' share in consolidated subsidiaries	(210,365)	(210,144)	168,483	170,777	(41,882)	(39,367)	(11,871)	(23,291)	(53,753)	(62,658)
Our share of partially owned entities	459,647	477,825	(196,332)	(198,596)	263,315	279,229	(16,843)	(2,165)	246,472	277,064
Vornado's share	$2,059,707	$2,055,367	$(947,808)	$(955,615)	$1,111,899	$1,099,752	$(131,477)	$(3,663)	$980,422	$1,096,089
________________________________
(1)Includes adjustments for straight-line rents, amortization of acquired below-market leases, net and other.
- viii -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF NOI AT SHARE TO SAME STORE NOI AT SHARE FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 COMPARED TO DECEMBER 31, 2024 (unaudited)
(Amounts in thousands)

	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended December 31, 2025	$274,260	$236,988	$14,808	$14,614	$7,850
Less NOI at share from:
Dispositions	(554)	(533)	(21)	—	—
Development properties	(1,924)	(1,924)	—	—	—
Other non-same store income, net	(11,205)	(3,216)	(139)	—	(7,850)
Same store NOI at share for the three months ended December 31, 2025	$260,577	$231,315	$14,648	$14,614	$—

NOI at share for the three months ended December 31, 2024	$284,966	$257,040	$6,168	$15,854	$5,904
Less NOI at share from:
Dispositions	(4,969)	(4,877)	(92)	—	—
Development properties	(7,028)	(7,028)	—	—	—
Other non-same store income, net	(24,849)	(18,819)	—	(126)	(5,904)
Same store NOI at share for the three months ended December 31, 2024	$248,120	$226,316	$6,076	$15,728	$—

Increase (decrease) in same store NOI at share	$12,457	$4,999	$8,572	$(1,114)	$—

% increase (decrease) in same store NOI at share	5.0%	2.2%	141.1%	(7.1)%	0.0%
- ix -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF NOI AT SHARE - CASH BASIS TO SAME STORE NOI AT SHARE - CASH BASIS FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 COMPARED TO DECEMBER 31, 2024 (unaudited)
(Amounts in thousands)

	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2025	$243,402	$210,055	$15,177	$10,379	$7,791
Less NOI at share - cash basis from:
Dispositions	(554)	(533)	(21)	—	—
Development properties	(1,684)	(1,684)	—	—	—
Other non-same store income, net	(15,722)	(7,778)	(153)	—	(7,791)
Same store NOI at share - cash basis for the three months ended December 31, 2025	$225,442	$200,060	$15,003	$10,379	$—

NOI at share - cash basis for the three months ended December 31, 2024	$276,588	$241,933	$10,550	$18,138	$5,967
Less NOI at share - cash basis from:
Dispositions	(3,958)	(3,864)	(94)	—	—
Development properties	(6,787)	(6,787)	—	—	—
Other non-same store income, net	(20,065)	(13,955)	—	(143)	(5,967)
Same store NOI at share - cash basis for the three months ended December 31, 2024	$245,778	$217,327	$10,456	$17,995	$—

(Decrease) increase in same store NOI at share - cash basis	$(20,336)	$(17,267)	$4,547	$(7,616)	$—

% (decrease) increase in same store NOI at share - cash basis	(8.3)%	(7.9)%	43.5%	(42.3)%	0.0%
- x -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF NOI AT SHARE TO SAME STORE NOI AT SHARE FOR THE YEAR ENDED DECEMBER 31, 2025 COMPARED TO DECEMBER 31, 2024 (unaudited)
(Amounts in thousands)

	Total	New York	THE MART	555 California Street	Other
NOI at share for the year ended December 31, 2025	$1,111,899	$949,422	$69,196	$68,436	$24,845
Less NOI at share from:
Dispositions	(4,953)	(4,691)	(262)	—	—
Development properties	(17,127)	(17,127)	—	—	—
Other non-same store income, net	(61,565)	(33,847)	(139)	(2,734)	(24,845)
Same store NOI at share for the year ended December 31, 2025	$1,028,254	$893,757	$68,795	$65,702	$—

NOI at share for the year ended December 31, 2024	$1,099,752	$961,910	$51,686	$64,963	$21,193
Less NOI at share from:
Dispositions	(19,813)	(19,347)	(466)	—	—
Development properties	(33,914)	(33,914)	—	—	—
Other non-same store income, net	(70,025)	(48,706)	—	(126)	(21,193)
Same store NOI at share for the year ended December 31, 2024	$976,000	$859,943	$51,220	$64,837	$—

Increase in same store NOI at share	$52,254	$33,814	$17,575	$865	$—

% increase in same store NOI at share	5.4%	3.9%	34.3%	1.3%	0.0%
- xi -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF NOI AT SHARE - CASH BASIS TO SAME STORE NOI AT SHARE - CASH BASIS FOR THE YEAR ENDED DECEMBER 31, 2025 COMPARED TO DECEMBER 31, 2024 (unaudited)
(Amounts in thousands)

	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the year ended December 31, 2025	$980,422	$818,820	$71,219	$65,655	$24,728
Less NOI at share - cash basis from:
Dispositions	(5,304)	(5,040)	(264)	—	—
Development properties	(16,167)	(16,167)	—	—	—
Other non-same store income, net	(35,208)	(7,067)	(153)	(3,260)	(24,728)
Same store NOI at share - cash basis for the year ended December 31, 2025	$923,743	$790,546	$70,802	$62,395	$—

NOI at share - cash basis for the year ended December 31, 2024	$1,096,089	$944,022	$57,235	$74,621	$20,211
Less NOI at share - cash basis from:
Dispositions	(16,942)	(16,524)	(418)	—	—
Development properties	(32,707)	(32,707)	—	—	—
Other non-same store income, net	(68,594)	(48,240)	—	(143)	(20,211)
Same store NOI at share - cash basis for the year ended December 31, 2024	$977,846	$846,551	$56,817	$74,478	$—

(Decrease) increase in same store NOI at share - cash basis	$(54,103)	$(56,005)	$13,985	$(12,083)	$—

% (decrease) increase in same store NOI at share - cash basis	(5.5)%	(6.6)%	24.6%	(16.2)%	0.0%
- xii -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF NOI AT SHARE TO SAME STORE NOI AT SHARE FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 COMPARED TO SEPTEMBER 30, 2025 (unaudited)
(Amounts in thousands)

	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended December 31, 2025	$274,260	$236,988	$14,808	$14,614	$7,850
Less NOI at share from:
Dispositions	(554)	(533)	(21)	—	—
Development properties	(1,924)	(1,924)	—	—	—
Other non-same store (income) expense, net	(7,724)	265	(139)	—	(7,850)
Same store NOI at share for the three months ended December 31, 2025	$264,058	$234,796	$14,648	$14,614	$—

NOI at share for the three months ended September 30, 2025	$266,676	$228,538	$13,275	$17,293	$7,570
Less NOI at share from:
Dispositions	(782)	(783)	1	—	—
Development properties	(3,462)	(3,462)	—	—	—
Other non-same store income, net	(9,083)	(602)	—	(911)	(7,570)
Same store NOI at share for the three months ended September 30, 2025	$253,349	$223,691	$13,276	$16,382	$—

Increase (decrease) in same store NOI at share	$10,709	$11,105	$1,372	$(1,768)	$—

% increase (decrease) in same store NOI at share	4.2%	5.0%	10.3%	(10.8)%	0.0%
- xiii -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF NOI AT SHARE - CASH BASIS TO SAME STORE NOI AT SHARE - CASH BASIS FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 COMPARED TO SEPTEMBER 30, 2025 (unaudited)
(Amounts in thousands)

	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended December 31, 2025	$243,402	$210,055	$15,177	$10,379	$7,791
Less NOI at share - cash basis from:
Dispositions	(554)	(533)	(21)	—	—
Development properties	(1,684)	(1,684)	—	—	—
Other non-same store income, net	(12,479)	(4,535)	(153)	—	(7,791)
Same store NOI at share - cash basis for the three months ended December 31, 2025	$228,685	$203,303	$15,003	$10,379	$—

NOI at share - cash basis for the three months ended September 30, 2025	$235,930	$198,590	$13,267	$16,455	$7,618
Less NOI at share - cash basis from:
Dispositions	(1,052)	(1,053)	1	—	—
Development properties	(3,222)	(3,222)	—	—	—
Other non-same store income, net	(9,975)	(2,357)	—	—	(7,618)
Same store NOI at share - cash basis for the three months ended September 30, 2025	$221,681	$191,958	$13,268	$16,455	$—

Increase (decrease) in same store NOI at share - cash basis	$7,004	$11,345	$1,735	$(6,076)	$—

% increase (decrease) in same store NOI at share - cash basis	3.2%	5.9%	13.1%	(36.9)%	0.0%
- xiv -

NON-GAAP RECONCILIATIONS
RECONCILIATION OF CONSOLIDATED DEBT, NET TO CONSOLIDATED CONTRACTUAL DEBT (unaudited)
(Amounts in thousands)
	As of December 31, 2025
	Consolidated Debt, Net	Deferred Financing Costs, Net and Other	Consolidated Contractual Debt
Mortgages payable	$4,920,669	$23,368	$4,944,037
Senior unsecured notes	747,202	2,798	750,000
$800 Million unsecured term loan	797,337	2,663	800,000
$2.2 Billion unsecured revolving credit facilities	720,420	—	720,420
	$7,185,628	$28,829	$7,214,457
- xv -